Exhibit 4.2

Deal CUSIP:  42210FAE4
Term Loan CUSIP:  42210FAF1

$425,000,000

TERM LOAN CREDIT AGREEMENT

Dated as of March 24, 2015

Among

HEADWATERS INCORPORATED,
as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

DEUTSCHE BANK SECURITIES INC.

as Sole Lead Arranger and Sole Bookrunner

i

SCHEDULES

1.01A	Guarantors
1.01B	Commitments
1.01C	Collateral Documents
1.01D	Unrestricted Subsidiaries
1.01E	Material Real Property
4.01(a)(vi)	Local Counsel
5.06	Litigation
7.01(b)	Liens
7.02(f)	Investments
7.03(b)	Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Term Note
D-1	Compliance Certificate
D-2	Solvency Certificate
E-1	Assignment and Assumption
E-2	[Reserved]
E-3	Acceptance and Prepayment Notice
E-4	Discount Range Prepayment Notice
E-5	Discount Range Prepayment Offer
E-6	Solicited Discounted Prepayment Notice
E-7	Solicited Discounted Prepayment Offer
E-8	Specified Discount Prepayment Notice
E-9	Specified Discount Prepayment Response
F	Security Agreement
G	Intercompany Note
H	ABL Intercreditor Agreement
I	United States Tax Compliance Certificate
J	[Reserved]

v

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT is entered into as of March [24], 2015, among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower will (i) enter into this Agreement, (ii) repay all indebtedness outstanding under the Borrower’s 7 5/8% Senior Secured Notes due 2019 (the “Refinancing”) and (iii) pay Transaction Expenses.  The transactions described above are collectively referred to herein as the “Transactions.”

The Borrower has requested that, in connection with the Transactions, the Lenders extend credit to the Borrower in the form of Term B Loans on the Closing Date in an initial aggregate principal amount of $425,000,000.

The proceeds of the Term B Loans will be used by the Borrower to pay the consideration in connection with the Transactions (including, without limitation, the Transaction Expenses) and for working capital and other general corporate purposes.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01                                       Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” means Bank of America, N.A., as administrative agent and collateral agent under the ABL Facility Documentation (or any successor administrative agent or collateral agent under the ABL Facility Documentation).

“ABL Claimholders” means “Revolving Claimholders” as defined in the ABL Intercreditor Agreement.

“ABL Credit Agreement” means the Loan and Security Agreement among certain Subsidiaries of the Borrower, the financial institutions from time to time party thereto and the ABL Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“ABL Facility” means one or more debt facilities (including, without limitation, the ABL Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“ABL Facility Indebtedness” means (i) Indebtedness of the Borrower or any Restricted Subsidiary outstanding under the ABL Facility Documentation, (ii) any Swap Contract permitted pursuant to Article VII hereof that is entered into by and between the Borrower or any Restricted Subsidiary and any Person that is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement at the time such Swap Contract is entered into and (iii) any agreement with respect to cash management obligations permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Person that is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement at the time such agreement is entered into.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Closing Date among the Administrative Agent, the ABL Agent and the Loan Parties, substantially in the form attached as Exhibit H hereto or any other intercreditor agreement among the ABL Agent, one or more Senior Representatives of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and the Administrative Agent on terms that are reasonably acceptable to the Administrative Agent.

“ABL Priority Collateral” means “Revolving Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund and (ii) the Borrower.

“Administrative Agent” means Deutsche Bank AG New York Branch, in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent or collateral agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Affiliate Transaction” has the meaning set forth in Section 7.08.

“Agent Parties” has the meaning set forth in Section 10.02(b).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.

“Agents” means, collectively, the Administrative Agent, the Arranger and the Bookrunner.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Term Loan Credit Agreement, as the same may be amended, restated, amended and restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time.

“All-In Yield” means, as to any Indebtedness of any Loan Party, the yield thereof, whether in the form of interest rate, margin, OID, up-front fees, a Eurocurrency Rate floor greater than 1.00% or a Base Rate floor greater than 2.00% or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, amendment or other fees not paid to all Lenders of such Indebtedness.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 5.16(a).

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any Excess Cash Flow Period, (a) 50% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 3.00:1.00, (b) 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 3.00:1.00 and greater than 2.50:1.00 and (c) 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 2.50:1.00.

“Applicable Rate” means a percentage per annum equal to (a) for Eurocurrency Rate Loans, 3.50% and (b) for Base Rate Loans, 2.50%.  Notwithstanding the foregoing, (i) the Applicable Rate in respect of any Class of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (ii) the Applicable Rate in respect of any Class of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (iii) the Applicable Rate in respect of any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (iv) in the case of the Term Loans and any Class of Incremental Term Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14(e)(ii)(B).

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arranger” means Deutsche Bank Securities Inc. in its capacity as sole lead arranger under this Agreement.

“Asset Sale” means:  (1) the sale, lease, conveyance or other disposition of any assets or rights of the Borrower or any Restricted Subsidiary (for purposes of clarity, other than Equity Interests of the Borrower); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by Section 7.04 (and not by Section 7.05) and/or will constitute a Change of Control; and (2) the issuance or sale of Equity Interests in or by any of the Borrower’s Restricted Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 7.03 and director’s qualifying shares or shares required by applicable law to be held by Persons other than the Borrower or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,500,000;

(2)                                 a transfer of property or assets (i) between or among the Borrower and Restricted Subsidiaries that are Guarantors or (ii) between or among Foreign Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary that is a Guarantor to the Borrower or to another Restricted Subsidiary that is a Guarantor;

(4)                                 the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment that is permitted under Section 7.06 or a Permitted Investment;

(7)                                 the licensing of intellectual property to third Persons in the ordinary course of business, other than the exclusive, long-term licensing of intellectual property that extends beyond March [24], 2022;

(8)                                 any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(9)                                 any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business;

(10)                          any foreclosures of assets;

(11)                          any disposition of an account receivable in connection with the collection, forgiveness or compromise thereof;

(12)                          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in the ordinary course of business;

(13)                          any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by this Agreement;

(14)                          the sale or other disposition of the Equity Interests of any Unrestricted Subsidiary that was an Unrestricted Subsidiary on the Closing Date; and

(15)                          sales or other dispositions of all or substantially all of the assets of a Designated Subsidiary or the licensing of intellectual property thereof.

“Assignees” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 hereto.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees and reasonable out-of-pocket expenses and disbursements of any law firm or other external legal counsel.

“Attributable Debt” means, in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurocurrency Rate for a one month Interest Period plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day); provided that in no event shall the Base Rate with respect to Term B Loans be less than 2.00% per annum.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means:  (1) with respect to a corporation, the Board of Directors of the corporation or a committee thereof authorized to exercise the power of the Board of Directors of such corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bookrunner” means Deutsche Bank Securities Inc., in its capacity as sole bookrunner.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a borrowing consisting of Term Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Borrowing Base” means, as of any date, an amount equal to:

(1)                                 85% of the value of all accounts receivable owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2)                                 70% of the value of all inventory owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(3)                                 100% of the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day.

“Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under capital leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means:  (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral Account” means a blocked account at Deutsche Bank AG New York Branch (or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Equivalents” means:  (1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States having maturities of not more than 24 months from the date of acquisition; (3) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of Canada, any member nation of the European Union or the sovereign nation or agency in which any Foreign Restricted Subsidiary is organized having maturities of not more than 12 months from the date of acquisition; (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000; (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the rating of P-2 or better from Moody’s or A-2 or better from S&P and in each case maturing no more than 12 months from the date of acquisition; (7) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s or S&P with maturities of no more than 24 months from the date of acquisition; (8) Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A-2 or higher from Moody’s with maturities of no more than 12 months from the date of acquisition; (9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and (10) investments in funds which invest at least 95% of their assets in Cash Equivalents of the kinds described in clauses (1) through (9) of this definition.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Borrower;

(2)                                 the Borrower sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Borrower or (y) a Successor Company in which a majority or more of the voting power of the Voting Stock is held by the stockholders of the Borrower immediately prior to such transaction or series of related transactions; or

(3)                                 a “change of control” (or similar event) shall occur in any document pertaining to the ABL Facility or the Senior Notes, or, in each case, any Permitted Refinancing thereof with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Class” means (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term B Commitments, Incremental Commitments, Extended Commitments of a given Term Loan Extension Series or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term B Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Term Loan Extension Series.  Term B Commitments, Refinancing Term Commitments, Incremental Commitments and Extended Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes.  Term B Commitments, Refinancing Term Commitments, Incremental Commitments and Extended Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means March [24], 2015.

“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department regulations promulgated thereunder, as amended from time to time.

“Collateral” means the “Collateral” as defined in the Security Agreement, all the “Collateral”, “Mortgaged Property”, or “Pledged Assets” or similar term as defined in any other Collateral Document, and any other assets pledged pursuant to any Collateral Document but in any event, and in each case, excluding Excluded Assets.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents, Section 6.11, 6.13 or 6.20, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b)                                 all Obligations shall have been unconditionally guaranteed by the Borrower and each Restricted Subsidiary of the Borrower (other than any Excluded Subsidiary) including those that are listed on Schedule 1.01A hereto (each, a “Guarantor”); provided that, in addition, notwithstanding anything to the contrary contained in this Agreement, any Subsidiary of the Borrower that is an obligor under any ABL Facility Indebtedness, any Subordinated Indebtedness, Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or any Permitted Refinancing of any thereof (other than the Unrestricted Subsidiaries listed on Schedule 1.01D), shall be a Guarantor hereunder for so long as it is an obligor under such Indebtedness;

(c)                                  the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all Equity Interests of each Restricted Subsidiary (other than an Excluded Subsidiary or a Domestic Subsidiary, in each case, described in the following clause (ii)) and that is directly owned by the Borrower or any Guarantor and (ii) 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of (A) each Domestic Subsidiary that is directly owned by the Borrower or by any Guarantor and that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs and (B) each Restricted Subsidiary that is a Foreign Subsidiary and that is both directly and wholly-owned by the Borrower or by any Guarantor;

(d)                                 except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code, making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office, or by Mortgages referred to in clause (e) below) in substantially all tangible and intangible assets (excluding all Excluded Assets) of the Borrower and each Guarantor (including, but not limited to, accounts, inventory, equipment, investment property, contract rights, applications and registrations of IP Rights filed in the United States, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement (including the limitations and exceptions set forth in the proviso at the end of Section 4.01(a)) and the Collateral Documents; and

(e)                                  the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11, Section 6.13 and Section 6.20 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for each Mortgaged Property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, affirmative insurance, coinsurance and reinsurance and in such amounts as the Administrative Agent may reasonably request and such Mortgage Policies shall not include an exception of mechanics’’ liens, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Administrative Agent or copies of existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above, and (v) such legal opinions and other customary documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;

provided, however, that the foregoing definition shall not require and the Loan Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets.

The Administrative Agent may grant extensions of time for the perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to particular assets and the delivery of assets (including extensions after the Closing Date) where it reasonably determines, in consultation with the Borrower, that such perfection, Mortgage, delivery or action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.  No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv), Section 6.11, Section 6.13 or Section 6.20, the Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means an Incremental Commitment, Term B Commitment, Extended Commitment, Refinancing Term Commitment or Term Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Annual Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries as of September 30, 2014, 2013 and 2012, and the related consolidated statements of income, changes in equity and cash flows for the Borrower and its Subsidiaries for the fiscal years then ended.

“Company Parties” means the collective reference to the Borrower and its Subsidiaries and “Company Party” means any one of them.

“Company Quarterly Financial Statements” means the unaudited consolidated balance sheets as at the end of, and related statements of operations and cash flows, of the Borrower and its Subsidiaries for the fiscal quarter ended December 31, 2014.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) Fixed Charges of such Person and its Restricted Subsidiaries for such period to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles and amortization of write-offs of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (4) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus (5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; minus (6) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Borrower shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date consisting of Indebtedness for third party borrowed money and debt obligations evidenced by bonds, promissory notes, debentures or similar instruments, that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding any such Indebtedness (other than obligations under the ABL Facility) in which the applicable Liens are subordinated or junior to the Liens securing the Obligations minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under letters of credit shall not be counted as Consolidated First Lien Net Debt until 5 Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries, (iii) any Qualified Receivables Transaction; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated First Lien Net Debt and (iv) other contingent obligations.

“Consolidated First Lien Net Leverage Ratio” means, subject to Section 1.09, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated Cash Flow for such Test Period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2) during such period, to the extent not previously included therein);

(3)                                 the cumulative effect of a change in accounting principles shall be excluded;

(4)                                 non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Borrower (in their capacity as such) or employees of the Borrower and its Restricted Subsidiaries), the Borrower or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Borrower (in their capacity as such) or employees of the Borrower and its Restricted Subsidiaries), the Borrower or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

(5)                                 any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;

(6)                                 any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the Closing Date, net of taxes, shall be excluded; and

(7)                                 unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions that is secured by a Lien or any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for third party borrowed money, Attributable Debt, and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under letters of credit shall not be counted as Consolidated Total Net Debt until two (2) Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries, (iii) any Qualified Receivables Transaction; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt and (iv) other contingent obligations.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness (including, without limitation, Refinancing Term Loans) incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, provided, however, that this clause (i) shall not apply to any Permitted Convertible Debt, (ii) such Indebtedness shall not have a greater principal amount (or accreted value, if applicable) than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and costs, fees and expenses associated with the refinancing (including, without limitation, upfront fees and original issue discount) plus an amount equal to any commitments unutilized thereunder, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) reflect market terms at time of incurrence, (except to the extent (A) such terms are added in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent or (B) applicable solely to periods after the Latest Maturity Date existing at the time of such incurrence) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means the making of a Loan.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)                                 $25,000,000, plus

(b)                                 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from March 31, 2015 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(c)                                  100% of the aggregate net proceeds (including the Fair Market Value of any property) received by the Borrower subsequent to the Closing Date as a contribution to its equity capital or from the public or private issue or sale of Equity Interests of the Borrower (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Borrower); plus

(d)                                 the amount by which Indebtedness of the Borrower or any Restricted Subsidiary is reduced upon the conversion or exchange (other than Indebtedness of a Subsidiary of the Borrower owing to the Borrower) subsequent to the Closing Date of any such Indebtedness incurred after the Closing Date convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower; plus

(e)                                  in an amount equal to the net reduction in Restricted Investments by the Borrower and its Restricted Subsidiaries, subsequent to the Closing Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Borrower or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary or in the event any Unrestricted Subsidiary has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Restricted Investment previously made by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(f)                                   without duplication of any increase to another source of investment capacity hereunder, 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash after the Closing Date from (i) the sale (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or (ii) any dividend or other distribution by an Unrestricted Subsidiary; plus

(g)                                  Declined Proceeds,

as such amount shall be reduced dollar for dollar from time to time prior to such date by the amount of the Cumulative Credit applied to make Restricted Payments under Section 7.06(a).

“Current Assets” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of any interest expense, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) revolving loans, swing line loans and letter of credit obligations under the ABL Facility or any other revolving credit facility and (g) the current portion of pension liabilities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, composition, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement or rearrangement, adjustment, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Designated Subsidiary” means each of Headwaters Technology Innovation Group, Inc., Headwaters Heavy Oil, LLC and Atlantic Shutter Systems, Inc.

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit E-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit E-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disqualified Institutions” means those financial institutions identified on a list available to the Lenders on IntraLinks/IntraAgency, Syndtrak or another similar electronic system on the Closing Date.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the then Latest Maturity Date; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock.  Notwithstanding the prior sentence, (i) such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or such Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations, and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.06.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared ratably with all relevant Lenders and consent fees paid generally to consenting Lenders.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Enforcement Qualifications” has the meaning set forth in Section 5.04.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution or the protection of the Environment, and the protection of human health and safety as it relates to the Environment or to exposure to Hazardous Materials, including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of investigation and remediation, natural resource damages, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of

Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Eurocurrency Rate” means for any Interest Period as to any Eurocurrency Rate Loan, (1) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equal to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period or (2) in the event the rate referenced in the preceding clause (1) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page on the Reuters Screen or other publicly available service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equal to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that (i) if LIBO Rates are quoted under either of the preceding clauses (1) or (2), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate at such time, (ii) if any such rate determined pursuant to the preceding clauses (1) or (2) is below zero, the Eurocurrency Rate will be deemed to be zero and (iii) in the case of the Term B Loans only, the Eurocurrency Rate shall not be less than 1.00% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to:

(a)                                 the sum, without duplication, of

(i)                            Consolidated Net Income for such period,

(ii)                         an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (excluding (x) any non-cash charge to the extent that it represents an accrual of or reserve for cash expenditure in any future period; provided that such future cash expenditure does not reduce Excess Cash Flow when made and (y) amortization of a prepaid cash expense that was paid (and reduced Excess Cash Flow in a prior period) in a prior period),

(iii)                      decreases in Consolidated Working Capital (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period),

(iv)                     an amount equal to the aggregate net non-cash loss on Asset Sales by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v)                        expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such prior period pursuant to clause (b)(xi), (xii) or (xiii) below,

(vi)                     any cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof, and

(vii)                  net cash receipts in respect of Swap Contracts during such period to the extent not already reflected in Consolidated Net Income for such period, minus

(b)                                 the sum, without duplication, of:

(i)                            an amount equal to the amount of all non-cash credits, to the extent included in arriving at Consolidated Net Income, and cash charges included in clauses (1) through (7) of the definition of “Consolidated Net Income,”

(ii)                         without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Capital Expenditures made in cash or accrued during such period, to the extent that such Capital Expenditures were financed with Internally Generated Cash,

(iii)                      the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries to the extent financed with Internally Generated Cash (including (A) the principal component of payments in respect of capital leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than prepayments referred to in clause (B) above) during such period, (X) all prepayments of ABL Facility Indebtedness and (Y) all prepayments in respect of Indebtedness permitted hereunder which is pari passu in right of payment and Collateral priority to the Obligations,

(iv)                     an amount equal to the aggregate net non-cash gain on Asset Sales by the Borrower and its Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)                        increases in Consolidated Working Capital (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period),

(vi)                     cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and to the extent financed with Internally Generated Cash,

(vii)                  without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.06 (other than pursuant to clauses (1), (2), (4), (10) and (13) of the definition of “Permitted Investment”) to the extent that such Investments and acquisitions were financed with Internally Generated Cash,

(viii)               the amount of Restricted Payments paid during such period pursuant to Section 7.06(b)(1)(without duplication), (5), (7), (9), (10) and (13), to the extent such Restricted Payments were financed with Internally Generated Cash,

(ix)                     to the extent not otherwise decreasing Consolidated Net Income in such Excess Cash Flow Period, the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x)                        the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness (including, without limitation, made in connection with the prepayment of the Existing Senior Secured Notes),

(xi)                     without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions constituting Investments permitted under this Agreement, Capital Expenditures, to the extent expected to be made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above that will be required to be made, in each case during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions or Capital Expenditures intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii)                  the cash amount of taxes paid in cash in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii)               cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income, and

(xiv)              any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period).

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means each fiscal year of the Borrower commencing with and including the fiscal year ending September 30, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and similar interests in real property such as occupancy agreements and licenses where a Loan Party is a tenant (and there will be no requirement to obtain landlord waivers, estoppels or collateral access letters with respect to such rights and interests), (ii) aircraft and motor vehicles and other assets subject to certificates of title, (iii) licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition and other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or limitation, (iv) any particular asset or right under contract, (A) if the pledge thereof or the security interest therein is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition and other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition or limitation or (B) to the extent and for as long as it would violate the terms of any written agreement, license or lease with respect to such asset (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws and other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition or limitation) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other applicable Laws and other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition or limitation), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness or Indebtedness permitted to be incurred pursuant to Section 7.03(a) or any Permitted Refinancing thereof and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (v) Margin Stock, (vi) Equity Interests in any Person other than wholly-owned Restricted Subsidiaries to the extent and for so long as the grant of Lien thereon requires the consent of any other holder of such Equity Interest (other than a Loan Party) which has not been obtained, (vii) any agreement, lease, license or property subject to a purchase money security interest or other similar arrangement, in each case to the extent permitted under the Loan Documents, to the extent the pledges thereof and security interests therein are prohibited by such permitted agreement, lease, license or purchase money arrangement, except to the extent the pledge of such permitted agreement, lease, license or property is expressly deemed effective under the UCC or principle of equity notwithstanding such prohibition and other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or limitation, (viii) [reserved], (ix) letter of credit rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) any intent-to-use trademark application prior to the filing with and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, (xi) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost (including material adverse tax consequences) of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom and (xii) assets and Equity Interests of Unrestricted Subsidiaries, captive insurance companies and Subsidiaries that are not Material Subsidiaries; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (iv) through (xi) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xii)); provided, further, that Excluded Assets shall not include any ABL Priority Collateral or other assets securing the credit facilities that would otherwise be excluded pursuant to clauses (iv) or (vi).  Notwithstanding the foregoing, in no event shall any asset securing any Indebtedness incurred pursuant to Section 7.03(a), 7.03(b)(1), 7.03(b)(23) and, in each case, including any Permitted Refinancing thereof, be an Excluded Asset.

“Excluded Contributions” means the net cash proceeds received by the Borrower after the Closing Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Borrower, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 7.06(a)(3).

“Excluded Information” has the meaning specified in Section 2.05(a)(v)(F).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Subsidiary that is prohibited by applicable Law or by Contractual Obligations (excluding any Contractual Obligations that relates to Credit Agreement Refinancing Indebtedness or Indebtedness permitted to be incurred pursuant to Section 7.03(a) or any Permitted Refinancing thereof and only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09) existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the burden or cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or as the Administrative Agent and the Borrower may otherwise agree in writing, (d) any Foreign Subsidiary, (e) any not-for-profit Subsidiaries, (f) any Unrestricted Subsidiaries, (g) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (h) any Subsidiaries that are captive insurance companies, (i) any Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs, (j) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC and (i) Immaterial Subsidiaries.  Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor under any Indebtedness incurred pursuant to Section 7.03(a), 7.03(b)(1) or 7.03(b)(23) and, in each case, including any Permitted Refinancing Indebtedness in respect thereof (other than the Unrestricted Subsidiaries listed on Schedule 1.01D), be an Excluded Subsidiary.

“Excluded Swap Obligation” with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or would otherwise have become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing Indebtedness” has the meaning provided in Section 7.03(b)(2).

“Existing Senior Secured Notes” means the Borrower’s 7 5/8% Senior Secured Notes due 2019.

“Extended Commitments” means one or more term loan commitments that fund Extended Term Loans of the applicable Term Loan Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” has the meaning provided in Section 2.16(a).

“Extending Term Lender” has the meaning provided in Section 2.16(c).

“Extension” means the establishment of a Term Loan Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.16(d).

“Extension Election” has the meaning provided in Section 2.16(c).

“Facility” means the Term B Loans, a given Refinancing Series of Refinancing Term Loans, a given Term Loan Extension Series of Extended Term Loans or a given Class of Incremental Term Loans, as the context may require.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20,000,000, by any Responsible Officer; or (b) if such property has a Fair Market Value in excess of $20,000,000, by at least a majority of the disinterested members of the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Administrative Agent.

“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with, and any current or future Treasury Regulations or other administrative guidance promulgated thereunder and any intergovernmental agreement entered into pursuant thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the Loan Parties and each Senior Representative acting on behalf of the holders of Permitted First Priority Refinancing Debt and/or any other Indebtedness which is secured by the Collateral on a pari passu basis with the Obligations, which intercreditor agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens securing the Obligations (but without regard to control or remedies).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, Guarantee, repayment, repurchase, or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of:  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus (5) the amortization or expensing of financing fees incurred by the Borrower and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus (6) interest income actually received by the Borrower or any Restricted Subsidiary in cash for such period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and(v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vii).

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, and the term “Guaranteed” shall have a correlative meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantor” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include each Restricted Subsidiary of the Borrower that shall have become a Guarantor pursuant to Section 6.11.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time a Swap Contract permitted by Article VII is entered into.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3)                                 foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Amount” means at any time an amount that shall not exceed (x) $150,000,000, minus (i) in the case of an incurrence of Incremental Term Loans, the principal amount of any Incremental Equivalent Debt after giving effect to such incurrence on a Pro Forma Basis and (ii) in the case of an incurrence of Incremental Equivalent Debt, the principal amount of any Incremental Term Loans outstanding after giving effect to such incurrence on a Pro Forma Basis plus (y) an additional amount so long as the Consolidated First Lien Net Leverage Ratio is no more than 3.75 to 1.00 to 1.00 (assuming for the purposes of incurrence under this clause (y) only that all Incremental Term Loans or Incremental Equivalent Debt are secured on a first priority basis whether or not so secured and shall be deemed to constitute Consolidated First Lien Net Debt) as of the last day of the most recently ended period of four fiscal quarters of the Borrower for which financial statements are internally available, determined on the applicable Incremental Facility Closing Date or Incremental Equivalent Debt effective date, as applicable, after giving effect to any such incurrence on a Pro Forma Basis, and excluding from the definition of Consolidated First Lien Net Leverage Ratio the cash proceeds of any such Incremental Term Loans or Incremental Equivalent Debt, for purposes of calculating any net obligations or liabilities; provided that, to the extent the proceeds of any such Incremental Term Loans or Incremental Equivalent Debt are to be used to repay Indebtedness, nothing in this definition shall limit the Borrower’s ability to give Pro Forma Effect to such repayment of Indebtedness, plus (z) an amount equal to all voluntary prepayments made pursuant to Section 2.05(a)(i) to the extent, not financed with proceeds of long-term Indebtedness.

The Borrower may elect to use clause (y) above prior to clause (x) above, and if both clause (x) and (y) are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (y).  Any amounts incurred under clause (x) above concurrently with amounts incurred under clause (y) above will not count as Indebtedness for purposes of calculating the First Lien Net Leverage Ratio.

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning set forth in Section 7.03(b)(23).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lender” has the meaning set forth in Section 2.14(c).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)                                 borrowed money;

(2)                                 obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 banker’s acceptances;

(4)                                 Capital Lease Obligations;

(5)                                 Attributable Debt;

(6)                                 the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7)                                 representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)                                 the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3)                                 with respect to Indebtedness of another Person secured by a Lien on the assets of the Borrower or any of its Restricted Subsidiaries, the lesser of the Fair Market Value of the property secured or the amount of the secured Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it in lieu of net income Taxes imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, and/or enforcing, any Loan Document, (ii) any withholding Taxes attributable to the failure of such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (i), (iv) in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 3.07(a)), any U.S. federal withholding Tax that is imposed pursuant to any Law in effect at the time the Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from the Borrower or Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (v) any U.S. federal withholding taxes imposed under FATCA.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Lien” has the meaning set forth in Section 7.01.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit G.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Replacement Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last Business Day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months, or in the discretion of the Administrative Agent, less than one month, as selected by the Borrower in its Committed Loan Notice; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the applicable Maturity Date.

“Internally Generated Cash” means, with respect to any Person, cash funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness (other than extensions of credit under the ABL Facility or any other revolving credit or similar facility) by such Person or any of its Restricted Subsidiaries or (z) proceeds of Asset Sales.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between: (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 7.06(c).  The acquisition by the Borrower or any Restricted Subsidiary of the Borrower of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 7.06(c).

For purposes of the definition of “Unrestricted Subsidiary” and Section 7.06, (i) Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Borrower.

“IP Rights” has the meaning set forth in Section 5.14.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the Loan Parties and each Senior Representative acting on behalf of the holders of Permitted Junior Priority Refinancing Debt and/or any other Indebtedness which is secured by the Collateral on a junior basis with the Obligations, which intercreditor agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Junior Lien Priority” means, relative to specified Indebtedness, having a junior Lien priority on specified Collateral and subject to a Junior Lien Intercreditor Agreement.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan or any Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan” means an extension of credit under Article II by a Lender to the Borrower in the form of a Term Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Term Notes, (iii) the Collateral Documents and (iv) any Refinancing Amendment, Incremental Amendment and Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on, (a) the business, operations, properties or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents, including repayment of any Obligations; or (c) the rights and remedies (taken as a whole) of the Administrative Agent under the Loan Documents.

“Material Real Property” means (i) the fee-owned real property located in the United States identified on Schedule 1.01E, and (ii) with respect to fee-owned real property acquired after the Closing Date, that has a Fair Market Value in excess of $1,000,000.

“Material Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter or Test Period are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Maturity Date” means (i) with respect to the Term B Loans, the seventh anniversary of the Closing Date; provided that (x) if on October 18, 2018 the aggregate amount of the Senior Notes outstanding is greater than $50,000,000 and the Borrower has not received a binding commitment to refinance the outstanding Senior Notes (subject only to reasonable and customary conditions acceptable to the Administrative Agent) the Maturity Date of the Term B Loans will automatically become October 18, 2018 and (y) if on the date that is 91 days prior to any stated

maturity date or other such date on which either the holders thereof have a right to require the Borrower to repurchase any Permitted Convertible Debt for cash (other than in connection with a fundamental change, change of control or other specified corporate event), the aggregate amount of Permitted Convertible Debt outstanding is greater than $75,000,000 and the Borrower has not (1) received a binding commitment to refinance such outstanding Permitted Convertible Debt (subject only to reasonable and customary conditions acceptable to the Administrative Agent) or (2) provided evidence to the Administrative Agent of the discharge of the indenture governing such Permitted Convertible Debt, the Maturity Date of the Term B Loans will automatically become such 91st day; (ii) with respect to any tranche of Extended Term Loans, the final maturity date as specified in the applicable Term Loan Extension Request accepted by the respective Lender or Lenders, (iii) with respect to any Refinancing Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, and any other mortgages executed and delivered pursuant to Sections 6.11, 6.13 and 6.20, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Asset Sale Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Borrower after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person (which in the case of the Borrower shall be the net income attributable to Borrower as set forth in Borrower’s statement of income or operations), determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:  (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with the disposition of any assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and (3) any gains, losses, or charges of the Borrower and its Subsidiaries incurred in connection with the Transactions together with any related provision for taxes on such gain, loss, or charge.

“Net Proceeds” means:

(a)                                 with respect to any Asset Sale, the Net Asset Sale Proceeds, and

(b)                                 with respect to the incurrence, issuance or sale of Indebtedness, 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.

“Non-ABL Collateral” has the meaning set forth in Section 7.05(a).

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party or Subsidiary arising under any Term Loan Secured Hedge Agreement.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party and exclude, with respect to any Guarantor that is not a Qualified ECP Guarantor, Excluded Swap Obligations of such Guarantor.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Officers’ Certificate” means, with respect to the Borrower, a certificate signed by any two Responsible Officers and, with respect to any Person, a certificate signed by the principal executive officer or principal operating officer and by the principal financial officer or principal accounting officer of such Person.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means the outstanding principal amount of Term Loans after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Overnight Rate” means, for any day, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” means any direct or indirect parent company of the Borrower.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Borrower’s filings with the SEC) by the Borrower and its Subsidiaries on the Closing Date or other businesses reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions and expansions thereof.

“Permitted Convertible Debt” shall mean unsecured convertible notes in an aggregate principal amount not to exceed $200,000,000.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes (including convertible notes) or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary that is not included in the Collateral, (ii) notwithstanding anything contained in Section 7.03(b)(8), such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred or issued, and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of (I) the ABL Intercreditor Agreement and/or (II) a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement.  Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Debt” has the meaning set forth in Section 7.03.

“Permitted Investments” means:

(1)                                 any Investment in the Borrower or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Borrower; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with Section 7.05.

(5)                                 any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Borrower; provided that any such contribution shall be excluded from clause (c) of the definition of “Cumulative Credit”;

(6)                                 Hedging Obligations;

(7)                                 Investments having, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, an aggregate fair market value (measured on the date that each such Investment was made and without giving effect to subsequent changes in value) not in excess of $25,000,000; provided that Investments pursuant to this clause (7) shall not, directly or indirectly, fund the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent;

(8)                                 any Investment of the Borrower or any of its Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 7.02(f); and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

(9)                                 loans or advances to employees in the ordinary course of business (including for the exercise of stock options) in an amount not to exceed $2,500,000 outstanding at any time;

(10)                          any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(a)                                 in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

(b)                                 as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, other than the exclusive, long-term licensing of intellectual property that extends beyond March [24], 2022;

(12)                          (x) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing customer contracts and (y) Investments not made in the ordinary course of business in connection with obtaining, maintaining or renewing customer contracts and so long as the aggregate amount of all such non-ordinary course Investments made after Closing Date do not exceed $10,000,000; provided, however, that any returns on such Investments recovered by the Borrower or a Restricted Subsidiary shall be deemed to reduce the amount thereof for purposes of calculating compliance with the foregoing limit;

(13)                          Investments by the Borrower or a Restricted Subsidiary of the Borrower in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(14)                          Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(15)                          Guarantees of Indebtedness incurred under Section 7.03 hereof;

(16)                          receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(17)                          pledges or deposits that constitute Permitted Liens; and

(18)                          Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount at any one time outstanding not to exceed $15,000,000.

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes (including convertible notes) or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any Restricted Subsidiary that is not included in the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of (I) the ABL Intercreditor Agreement and/or (II) a Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Junior Lien Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Other Debt Conditions.  Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means:

(1)                                 Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Borrower or the Restricted Subsidiary;

(2)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 7.03(b)(4) covering only the assets acquired with such Indebtedness;

(3)                                 Liens of the Borrower and its Restricted Subsidiaries existing on the Closing Date and listed on Schedule 7.01(b);

(4)                                 Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower with respect to obligations that do not exceed $10,000,000 at any one time outstanding;

(5)                                 Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(6)                                 Liens upon specific items of inventory, or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)                                 Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and similar legislation, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(8)                                 Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by Section 7.03(b)(16) covering only the assets of such Foreign Restricted Subsidiary;

(9)                                 Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

(10)                          Liens for taxes, assessments, governmental charges or claims that are not yet overdue by more than 30 days or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11)                          statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet overdue by more than 30 days or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(12)                          easements, rights-of-way, municipal and zoning ordinances and similar charges, covenants, encumbrances, title defects, survey defects or other irregularities that do not materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries, taken as a whole;

(13)                          leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, taken as a whole;

(14)                          Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Borrower or any of its Restricted Subsidiaries relating to such property or assets;

(15)                          Liens securing Indebtedness incurred pursuant to Section 7.03(b)(1); provided that (1) any such Liens on the Term Loan Priority Collateral shall rank junior in priority to the Liens on the Term Loan Priority Collateral securing the Obligations and (2) the holder of such Lien either (x) is subject to a Replacement Intercreditor Agreement or (y) is or agrees to become bound by the terms of the ABL Intercreditor Agreement on the same basis as the ABL Claimholders;

(16)                          Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(17)                          Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Borrower or (B) such Person or such property is acquired by the Borrower or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Borrower or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(18)                          Liens arising from the rendering of a final judgment or order against the Borrower or any Restricted Subsidiary that does not give rise to an Event of Default;

(19)                          Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(20)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the ABL Facility, in each case securing Indebtedness under Hedging Obligations;

(22)                          Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(23)                          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                          Liens in favor of the Borrower or any Guarantor;

(26)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by a Lien referred to in the foregoing clauses (1), (2), (3), (8), (15), (25) and clauses (33), (34) and (35); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, commitment amount of Indebtedness described under clauses (1), (2), (3), (8), (15), (25) and clauses (33), (34) and (35) at the time the original Lien became a Permitted Lien under this Agreement, and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (C) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Secured Parties than the original Liens and the related Indebtedness;

(27)                          with respect to any leasehold interest where the Borrower or any Restricted Subsidiary is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(28)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(29)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of setoff, relating to the sale or purchase of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; and

(30)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Agreement;

(31)                          Liens securing the Existing Senior Secured Notes outstanding on the Closing Date;

(32)                          Liens securing any Indebtedness (other than term loans, but including, for the avoidance of doubt, notes) incurred pursuant to Section 7.03(a) or Section 7.03(b)(24)(x) which is secured by the Collateral on a pari passu basis with the Obligations; provided, however, that, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Consolidated First Lien Net Leverage Ratio would be no greater than 3.75 to 1.00;

(33)                          Liens created pursuant to any Loan Document;

(34)                          Liens on the Collateral securing obligations in respect of any Incremental Equivalent Debt, Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt; and

(35) Liens securing Indebtedness incurred pursuant to Section 7.03(a) or Section 7.03(b)(24) which is secured by the Collateral on a junior basis, provided, that (x) any such Liens are subject to the Junior Lien Intercreditor Agreement and (y) at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Total Net Leverage Ratio would be no greater than 4.75 to 1.00.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower may, in its sole discretion, classify or reclassify) such Permitted Liens (or any portion thereof) in any manner that complies with this definition.

“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (a) customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations, other than any such provision contained in unsecured convertible notes or (b) “AHYDO” Payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred and (ii) notwithstanding anything contained in Section 7.03(b)(8), is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)                                 such Indebtedness (other than unsecured convertible notes or a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.05(b)(5), has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Refinancing Indebtedness” means Indebtedness that meets the requirements set forth in the definition of “Permitted Refinancing.”

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes (including unsecured convertible notes) or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Proceeding” has the meaning set forth in Section 10.05.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Forma Financial Statement” has the meaning set forth in Section 5.05(b).

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time.

“Projections” has the meaning set forth in Section 6.01(c).

“Public Lender” has the meaning set forth in Section 6.01.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Borrower or any Restricted Subsidiary of the Borrower in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “ECP” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or by any Restricted Subsidiary of the Borrower pursuant to which the Borrower or any Restricted Subsidiary of the Borrower may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Borrower or any Restricted Subsidiary of the Borrower and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or otherwise held by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures thereon.

“Receivables Subsidiary” means a Subsidiary of the Borrower (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Borrower or any other Restricted Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such other Restricted Subsidiary of the Borrower than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results.  Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an

Officers’ Certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.

“Refinanced Term Loans” has the meaning set forth in Section 10.01.

“Refinancing” has the meaning set forth in the preliminary statements hereto.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender, if any, and (d) each Lender that agrees to provide any portion of Refinancing Term Loans in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments that fund Refinancing Term Loans of the applicable Refinancing Series pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Replacement Intercreditor Agreement” means an intercreditor agreement between the Administrative Agent, ABL Agent and the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, entered into at the option of the Borrower which, in the event of a refinancing of the initial ABL Credit Agreement, replaces the ABL Intercreditor Agreement in its entirety and pursuant to which the Liens on the Collateral securing the Obligations are not subordinated to any other Liens or any portion of the Collateral (other than as set forth in the Replacement Intercreditor Agreement).

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Term B Loans solely through the incurrence by the Borrower or any Subsidiary of secured term loans (but not, for the avoidance of doubt, the issuance of any debt securities, including, convertible notes) having an All-In Yield, and without taking into account any fluctuations in the Eurocurrency Rate (other than due to the last proviso of the definition thereof)) that is less than the All-In Yield of such Term B Loans so repaid, refinanced, substituted or replaced, including as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term B Loans or the incurrence of any Replacement Term Loans.

“Request for Credit Extension” means a Committed Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 7.06.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means any country or territory that is itself the subject of any comprehensive-embargo or country-wide Sanctions, including Cuba, Iran, North Korea, the Republic of the Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any person designated in the list of Specially Designated Nationals and Blocked Persons (“SDN List”) or Foreign Sanctions Evaders maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (b) any person operating, organized or resident in a Sanctioned Country or (c) any person owned 50% or more in the aggregate by any such person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States Government, including those sanctions or trade embargoes administered by OFAC and the U.S. Department of State, and (b) the United Nations Security Council, the European Union and Her Majesty’s Treasury in the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 16 Officer” means any officer of the Borrower, its Parent or any Subsidiary of the Borrower that meets the definition of “officer” pursuant to Rule 16a-1(f) under the Exchange Act.

“Secured Parties” means, collectively, the Administrative Agent, the collateral agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes Indenture” means that certain Indenture dated as of December 10, 2013, among the Borrower, as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

“Senior Notes” means the Borrower’s 7¼% Senior Notes due 2019 issued pursuant to the Senior Notes Indenture.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit E-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit E-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the sum of the fair value of the liabilities (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, engaged in as of the date hereof; and (c) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit E-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit E-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Indebtedness” means third party Indebtedness for borrowed money, secured purchase money Indebtedness, Capital Lease Obligations and with the Indebtedness in respect of Hedging Obligations being determined on Swap Termination Value) (in each case, other than any Indebtedness hereunder), having an aggregate outstanding principal amount of not less than the Threshold Amount.

“Specified Representations” means those representations and warranties made by the Borrower in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.03 (to the extent related to consents or approvals under Organization Documents of any Loan Party or under any material Law), 5.04, 5.11, 5.15, 5.16 and 5.17.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Investment (including an acquisition) or any Asset Sale that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Asset Sale of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Standard Securitization Undertakings” means representations, warranties, covenants, guaranties and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower that are reasonably customary in an accounts receivable transaction.

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness which is by its terms subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guaranty.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Company” has the meaning specified in Section 7.04(a)(1).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, duties, levies, imposts, assessments, charges, fees, deductions or withholdings imposed by any Governmental Authority including interest, penalties and additions to tax.

“Term B Commitment” means, as to each Term Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01B under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.06 and Section 2.14).  The initial aggregate amount of the Term B Commitments is $425,000,000.

“Term B Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement or an Assignment and Assumption, an Incremental Amendment, a Refinancing Amendment or an Extension Amendment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment.  The initial amount of each Term Lender’s Commitment is set forth in Schedule 1.01B under the caption “Term B Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its commitment, as the case may be.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Term B Loan, Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning provided in Section 2.16(a).

“Term Loan Extension Series” has the meaning provided in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Loan Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Loan Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; provided that (a) such Person (other than the Administrative Agent) is designated a “Hedge Bank” with respect to such Term Loan Secured Hedge Agreement in a writing from the Borrower to the Administrative Agent, and (other than the Administrative Agent and a Person already party hereto as a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender and (b) such Swap Contract is designated in a writing from the Borrower to the Administrative Agent as a “Term Loan Secured Hedge Agreement”.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination.

“Threshold Amount” means $17,500,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on, and as of the date of, the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Total Net Leverage Ratio” means, subject to Section 1.09, with respect to any Test Period specified in this Agreement, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated Cash Flow for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” has the meaning set forth in the preliminary statements hereto.

“Transferred Guarantor” has the meaning specified in Section 11.09.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.  References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the date hereof.  In the event such Uniform Commercial Code is amended or another Uniform Commercial Code is applicable, such section reference shall be deemed to be references to the comparable section in such amended or other Uniform Commercial Code.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit I hereto.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)                                 is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries at the time of such designation unless such Guarantee or credit support is released upon such designation.

The Unrestricted Subsidiaries as of the Closing Date are set forth in Schedule 1.01D.

Any designation of a Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 7.06.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.03, the Borrower shall be in Default.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02                                       Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)                                  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)                                 The term “including” is by way of example and not limitation.

(e)                                  The word “or” is not exclusive.

(f)                                   The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(h)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i)                                     For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Asset Sale, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

(j)                                    All references to “knowledge” of any Loan Party or a Subsidiary of the Borrower means the actual knowledge of a Responsible Officer.

(k)                                 The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(l)                                     All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

Section 1.03                                       Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.  Notwithstanding any other provision contained herein or in the definition of “Capital Lease”, (a) any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Indebtedness, Attributable Debt or as a capital lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP or in the application thereof (including through conforming changes made with IFRS) after the date hereof and (b) all terms of an accounting or financial nature used here shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).

Section 1.04                                       Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05                                       References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, refinancings, renewals, restructurings, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, refinancings, renewals, restructurings, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06                                       Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07                                       Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08                                       Cumulative Credit Transactions.  If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09                                       Pro Forma Calculations.

(a)                                 Notwithstanding anything to the contrary herein, financial ratios and tests, including the Fixed Charge Coverage Ratio, Total Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.09, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable ECF Percentage”, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect, other than reductions to the definition of “Excess Cash Flow” permitted under clause (b)(xi) of such definition.  In addition, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower); provided that the provisions of this sentence shall not apply for purposes of calculating the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable ECF Percentage,” which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

(b)                                 For purposes of calculating any financial ratio, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period and (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Cash Flow or Consolidated Net Income and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.09.

(c)                                  Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent

Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions have been taken or with respect to which substantial steps have been taken (in the good faith determination of the Borrower) within eighteen (18) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Cash Flow, whether through a pro forma adjustment or otherwise, with respect to such period.

(d)                                 In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period or (ii) subject to clause (a) of this Section 1.09 subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving Pro Forma Effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period (or the first day of the applicable Test Period solely in the case of the Fixed Charge Coverage Ratio).

(e)                                  If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

Section 1.10                                       Currency Generally.  For purposes of determining compliance with Sections 7.01 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01                                       The Loans.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date one or more Borrowings denominated in Dollars in an aggregate amount not to exceed, at any time outstanding, the amount of such Term Lender’s Term Commitment.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02                                       Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable (except as otherwise permitted to be revocable hereunder) notice, to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York, New York time) (1) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (2) on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (1) above may be delivered no later than one (1) Business Day prior to the Closing Date in the case of initial Credit Extensions.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery (including via e-mail) to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Except as provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000, in excess thereof.  Except as provided in Section 2.14, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, as the case may be, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples).  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent.

(c)                                  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other and all continuations of Term Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f)                                   The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03                                       [Reserved].

Section 2.04                                       [Reserved].

Section 2.05                                       Prepayments.

(a)                                 Optional.  (i)  The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(vi) below); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(ii)                                  [Reserved].

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv)                              Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07 in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(v)                                 Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:

(A)                               Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B)                               (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2)                                 Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)                                 If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)                               (1)  Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”).  Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)                                 The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C).  The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the

sum of all Submitted Amounts.  Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)                                 If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)                               (1)  Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)                                 The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any.  If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)                                 Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D).  If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)                                In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F)                                 If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans being prepaid on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.  In connection with each prepayment pursuant to this Section 2.05(a)(v), each Lender participating in any prepayment described in this Section 2.05(a)(v) acknowledges and agrees that in connection therewith, (1) the Borrower or any other Company Party then may have, and later may come into possession of, information regarding the Borrower, its affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including material non-public information) (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Borrower, the other Company Parties or any of their respective Affiliates shall be required to make any representation that it is not in possession of Excluded Information and all parties to the relevant transaction shall render customary “big boy” disclaimer letters, and (4) none of the Borrower, the Restricted Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, the Restricted Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(G)                               To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)                              Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)                                   Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J)                                   Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(vi)                              Notwithstanding the foregoing, in the event that, on or prior to the date that is six (6) months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that such premium shall not apply if such Repricing Transaction is in connection with either (x) a Change of Control or (y) an acquisition, investment or other transaction, each of which is not otherwise permitted under this Agreement.

(b)                                 Mandatory.  (i)  Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ended September 30, 2016) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, subject to clause (b)(vii) of this Section 2.05, cause to be prepaid an aggregate principal amount of Term Loans in an amount (if positive) equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements minus (B) the sum of (1) all voluntary prepayments of Term Loans made during such fiscal year pursuant to Section 2.05(a)(v) or Section 10.07(l), in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans during such fiscal year or, without duplication across periods, after year-end and prior to when such Excess Cash Flow prepayment is due, (2) all other voluntary prepayments of Term Loans during such fiscal year or, without duplication across periods, after year-end and prior to when such Excess Cash Flow prepayment is due, (3) all voluntary prepayments (including, without limitation, any debt buybacks) of other Indebtedness permitted to be incurred hereunder that is pari passu in right of payment with the Obligations, provided that in respect of any voluntary prepayments of any revolving credit facility the commitments thereunder are permanently reduced by the amount of such prepayments and (4) all other voluntary prepayments of loans under the ABL Facility during such fiscal year or, without duplication across periods, after year end and prior to when such Excess Cash Flow prepayment is due, to the extent commitments under the ABL Facility are permanently reduced by the amount of such payments, and, in the case of each of the immediately preceding clauses (1), (2), (3) and (4), to the extent such prepayments are funded with the Internally Generated Cash; and provided, further that if such amount does not exceed $1,000,000, then no such payment will be required.

(ii)                                  If the Borrower or any Restricted Subsidiary consummates one or more Asset Sales outside of the ordinary course of business, the Borrower shall, subject to the final paragraph of this Section 2.05(b)(ii) and clause (b)(vii) of this Section 2.05, prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds in excess of $10,000,000 in the aggregate after the Closing Date received from such Asset Sale within ten (10) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary, except to the extent the Borrower elects to reduce Indebtedness with Net Proceeds from ABL Priority Collateral pursuant to Section 7.05(b)(i), or reinvest, in each case, all or a portion of such Net Proceeds in accordance with Section 7.05.

If at the time that any such prepayment pursuant to this Section 2.05(b)(ii) would be required, the Borrower is required to offer to repurchase or to prepay any Incremental Equivalent Debt or Permitted First Priority Refinancing Debt (or any Permitted Refinancing thereof that, in each case, is secured by Liens on the Collateral on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Sale (such Permitted First Priority Refinancing Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii)                               If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds.

(iv)                              [Reserved].

(v)                                 Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request or any Incremental Amendment (to the extent set forth in such Refinancing Amendment, Term Loan Extension Request or Incremental Amendment), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments of principal of any Class of Term Loans then outstanding in a manner determined at the discretion of the Borrower (and absent such direction, in direct order of maturity) (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans, Refinancing Term Loans and Extended Term Loans may specify that one or more other Classes of Term Loans, Incremental Term Loans, Refinancing Term Loans and Extended Term Loans, as applicable, may be prepaid prior to such Class of Incremental Term Loans, Refinancing Term Loans and Extended Term Loans, as applicable); and (B) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vi)                              The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.  Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans.  Any Declined Proceeds shall be retained by the Borrower and shall increase the Cumulative Credit as provided in the definition thereof.

(vii)                           Foreign Dispositions.  Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (“Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Subsidiary Excess Cash Flow would have material adverse tax cost consequences with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to this Section 2.05(b), the Borrower may apply an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

(c)                                  Interest, Funding Losses, Etc.  All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.  Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

Section 2.06                                       Termination or Reduction of Commitments.  The Term B Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Term B Loans to be made by it on the Closing Date.

Section 2.07                                       Repayment of Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with the date that is the second full fiscal quarter-end date occurring after the Closing Date, an aggregate principal amount equal to 0.25%

of the aggregate principal amount of all Term B Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term B Loans, the aggregate principal amount of all Term B Loans outstanding on such date.

Section 2.08                                       Interest.

(a)                                 Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate, for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 During the continuance of an Event of Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09                                       Fees.

(a)                                 The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(b)                                 The Borrower agrees to pay on the Closing Date to the Administrative Agent, for the account of each Lender on the Closing Date, as fee compensation for the funding of such Lender’s Term B Loans, a fee in an amount equal to 0.50% of the aggregate principal amount of such Lender’s Term B Loans funded as of the Closing Date, which fee may take the form of an upfront fee or original issue discount.

Section 2.10                                       Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11                                       Evidence of Indebtedness.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(x)                                 [Reserved].

(y)                                 Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12                                       Payments Generally.

(a)                                 All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense (other than the defense of payment), recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office.  All payments received by the Administrative Agent after 2:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 If any payment to be made by the Borrower shall become due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)                                  Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)                                     if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii)                                  if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A written notice (including documentation reasonably supporting such request) of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)                                 If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                                  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13                                       Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may extend the final maturity of Term Loans in connection with an Extension that is permitted under Section 2.16 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Election) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.  Furthermore, the Borrower may take all actions contemplated by Section 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

Section 2.14                                       Incremental Credit Extensions.

(a)                                 Incremental Commitments.  The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments which may be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b)                                 Incremental Term Loans.  Any Incremental Term Loans effected through the establishment of new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement.  On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Commitment of such Class and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto.  Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c)                                  Incremental Loan Request.  Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans.  Incremental Term Loans may be made by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Lender.

(d)                                 Effectiveness of Incremental Amendment.  The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction (or waiver) on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)                                     no Event of Default shall exist after giving effect to such Incremental Commitments and Incremental Term Loans made pursuant thereto on the Incremental Facility Closing Date; provided that in the case of Incremental Commitments incurred to finance Investments (including acquisitions), such requirement may be subject to customary “Limited Conditionality Provisions”  as agreed with the Lenders providing such Incremental Commitments;

(ii)                                  after giving effect to such Incremental Commitments, the conditions of Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02(i) shall be deemed to refer to the effective date of such Incremental Amendment); provided that for purposes of satisfying Section 4.02(i), only the Specified Representations shall be required to be true and correct to the extent the proceeds of such Incremental Term Loans are used to consummate an Investment constituting an acquisition;

(iii)                               each Incremental Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the following clause (iv)); and

(iv)                              the aggregate principal amount of the Incremental Term Loans shall not exceed the Incremental Amount.

(e)                                  Required Terms.  The terms, provisions and documentation of the Incremental Term Loans and Incremental Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent.  In any event:

(i)                                     the Incremental Term Loans:

(A)                               shall (x) rank pari passu in right of payment and of security with and (y) have the same Guarantees as the Term Loans,

(B)                               shall not mature earlier than the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Incremental Term Loans,

(C)                               shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the then-existing Term Loans,

(D)                               shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(ii) below, amortization determined by the Borrower and the applicable Incremental Lenders, and

(E)                                the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment;

(ii)                                  (A) the amortization schedule (subject to clause (i)(C) above) applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; and (B) the All-In Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to outstanding Term Loans plus 50 basis points per annum unless the Applicable Rate (together with, as provided in the proviso below, the Eurocurrency floor or Base Rate floor) with respect to the Term Loans is increased so as to cause the then applicable All-In Yield under this Agreement on each outstanding Class of Term Loans to equal the All-In Yield then applicable to the Incremental Term Loans minus 50 basis points; provided that any increase in All-In Yield to any existing Term Loan due to the application of a Eurocurrency Rate floor or Base Rate floor higher than 1.00% or 2.00%, respectively, on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency Rate floor or Base Rate floor applicable to such existing Term Loan.

(f)                                   Incremental Amendment.  Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.  The Borrower will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement.  No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees.

(g)                                  This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15                                       Refinancing Amendments.

(a)                                 On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Refinancing Term Loans, Incremental Term Loans or Extended Term Loans) pursuant to a Refinancing Amendment.

(b)                                 The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c)                                  Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d)                                 Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the fourth paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)                                  This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.16                                       Extension of Term Loans.

(a)                                 Extension of Term Loans.  The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments and redemptions, premium, required prepayment dates, participation in prepayments, which shall be determined by the Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (as reasonably determined by the Borrower), except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than four (4) different Maturity Dates; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of any intercreditor agreements (to the extent then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request.  Any Extended Term Loans amended pursuant to any

Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche.  Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(b)                                 [Reserved].

(c)                                  Extension Request.  The Borrower shall provide the applicable Term Loan Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans pursuant to any Term Loan Extension Request.  Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Term Loan Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent).  In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche in respect of which applicable Term Lenders shall have accepted the relevant Term Loan Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Term Loan Extension Request, Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election.

(d)                                 Extension Amendment.  Extended Term Loans shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) above, respectively (but which shall not require the consent of any other Lender).  The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e)                                  No Prepayment.  No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III.
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01                                       Taxes.

(a)                                 Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes.  If the Borrower, any Guarantor, the Administrative Agent or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), such Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.

(b)                                 In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording

Taxes, imposed by any Governmental Authority, which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) (except for Assignment Taxes resulting from an assignment, participation, etc., that is requested or required in writing by Borrower pursuant to Section 3.07), but only to the extent such Assignment Taxes are imposed as a result of a present or former connection between the assignor, assignee, participating lender or Participant (as applicable) and the jurisdiction imposing such Assignment Taxes (other than any connection arising solely from executing, delivering, being a party to, engaging in any transaction pursuant to, performing obligations under, receiving payments under, and/or enforcing, any Loan Document) (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c)                                  Without duplication of any amounts paid or to be paid pursuant to Section 3.01(a), the Borrower and each Guarantor agree to, jointly and severally, indemnify each Agent and each Lender, within 10 days after written demand therefor, for (i) the full amount of Indemnified Taxes imposed on or with respect to any amounts paid by or on account of the Borrower or any Guarantor under any Loan Document and Other Taxes payable by such Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority; provided that, if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, each applicable Agent and each applicable Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Agent or Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it.  A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d)                                 Each Lender and Agent shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from withholding Tax with respect to any payments to be made to such Lender or Agent under any Loan Document.  Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, invalid or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete, invalid or inaccurate to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. For the avoidance of doubt, unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate.  Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any documentation pursuant to this clause (d) that such Lender is not legally eligible to deliver.  Without limiting the foregoing:

(i)                                     Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)                                  Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)                               two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B)                               two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)                               in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit I hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D)                               to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has transferred its beneficial interest to a Participant or SPC), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and not a participating Lender (or Lender transferring to an SPC) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)                                two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii)                               Each Agent that is a United States person (as defined in Section 7701(a)(30)) of the Code) shall deliver to the Borrower and the Administrative

Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that such Agent is exempt from U.S. federal backup withholding.  Each Agent that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI with respect to fees received on its own behalf.

(e)                                  If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.

(f)                                   Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(d).

(g)                                  Any Lender or Agent claiming any additional amounts payable pursuant to this Section 3.01 shall, if requested by the Borrower, use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.

(h)                                 If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority.  This Section shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02                                       Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable

Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03                                       Inability to Determine Rates.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04                                       Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.

(a)                                 If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i)(x) any Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, (y) any Taxes excluded from the definition of Indemnified Taxes pursuant to each of clauses (i), (ii), (iii), (iv) and (v) of such definition and or (z) any Assignment Tax excluded from the definition of Other Taxes), or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.  Notwithstanding anything herein to the contrary, for all purposes under this Agreement (including Section 3.04(b)), (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.

(b)                                 If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)                                  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)                                  If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05                                       Funding Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06                                       Matters Applicable to All Requests for Compensation.

(a)                                 Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)                                 With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)                                     to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)                                  all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d)                                 If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07                                       Replacement of Lenders under Certain Circumstances.

(a)                                 If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04 or (ii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (ii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or, with respect to a Class vote, clause (ii).

(b)                                 Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans in respect thereof, and (ii) deliver any Term Notes evidencing such Loans to the Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Term Note or Term Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.  In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender.

(c)                                  [Reserved].

(d)                                 In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08                                       Survival.  All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by, or replacement of, any Lender (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01                                       Conditions to Initial Credit Extension.  The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     a Committed Loan Notice in accordance with the requirements hereof;

(ii)                                  executed counterparts of this Agreement;

(iii)                               a Term Note executed by the Borrower to the extent requested by Lenders not later than three (3) Business Days prior to the Closing Date;

(iv)                              each Collateral Document set forth in Schedule 1.01C required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(1)                                 certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank; and

(2)                                 evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v)                                 such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company, action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi)                              an opinion from (1) Pillsbury Winthrop Shaw Pittman LLP, New York counsel to the Loan Parties and (2) each local counsel listed on Schedule 4.01(a)(vi);

(vii)                           a solvency certificate from the chief financial officer of the Borrower substantially in the form attached hereto as Exhibit D-2;

(viii)                        copies of a recent Lien, bankruptcy, tax, copyright, patent and trademark and judgment search in each jurisdiction and/or office reasonably requested by the Administrative Agent with respect to the Loan Parties; and

(ix)                              such certificates as to coverage under the insurance policies required by Section 6.07 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent;

(b)                                 All fees and expenses required to be paid hereunder and invoiced at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid from the proceeds of the Term B Loans (which amounts may be offset against the proceeds of the Term B Loans).

(c)                                  Prior to or substantially simultaneously with the initial Borrowing on the Closing Date, Borrower shall have issued an irrevocable notice of redemption in respect of the Borrower’s 7 5/8% Senior Secured Notes due 2019.

(d)                                 Since September 30, 2014, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(e)                                  The representations and warranties of each Loan Party set forth in Article V shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(f)                                   The Administrative Agent shall have received at least two Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least 10 days prior to the Closing Date by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02                                       Conditions to All Credit Extensions after the Closing Date.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the satisfaction or waiver (in accordance with Section 10.01) of the following conditions precedent:

(i)                                     The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ii)                                  No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii)                               The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) have been satisfied on and as of the date of the applicable Credit Extension.

Notwithstanding anything in this Section 4.02 to the contrary, to the extent that the proceeds of Incremental Term Loans are to be used to finance an Investment (including an acquisition) permitted hereunder, the only conditions precedent to the funding of such Incremental Term Loans shall be the conditions precedent set forth in Section 2.14 and the related Incremental Amendment.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Guarantors party hereto represent and warrant to the Administrative Agent and the Lenders at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:

Section 5.01                                       Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized, incorporated or formed (as the case may be), validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization to the extent such concept exists in such jurisdiction, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02                                       Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (b)(ii) and (b)(iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03                                       Governmental Authorization.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Person is a party, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection (if and to the extent required by the Collateral and Guarantee Requirement) or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the approvals, consents, exemptions, authorizations, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable Law (if and to the extent required by the Collateral and Guarantee Requirement), (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04                                       Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto.  This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to the granting and perfection of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (such clauses (i), (ii) and (iii), the “Enforcement Qualifications”).

Section 5.05                                       Financial Statements; No Material Adverse Effect.

(a)                                 The Company Annual Financial Statements and Company Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except (i) as otherwise expressly noted therein and (ii) subject, in the case of the Company Quarterly Financial Statements, to changes resulting from normal year-end adjustments.

(b)                                 Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06                                       Litigation.  Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.07                                       Ownership of Property; Liens.  The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all material Real Property necessary in the ordinary conduct of its business and all Mortgaged Property, free and clear of all Liens except: (a) as set forth in Schedule 7.01(b), (b) minor defects in title or otherwise that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Permitted Liens and (d) where the failure to have such title or interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08                                       Environmental Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)                                 Each Loan Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b)                                 the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under Environmental Laws and none of the Loan Parties nor any of the Real Property subject to any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c)                                  there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower incurring liability under Environmental Laws; and

(d)                                 there are no facts, circumstances, occurrences or conditions that could reasonably be expected to result in an Environmental Liability of the Borrower.

Section 5.09                                       Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have timely filed (taking into account any valid extensions of time to file) all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no current or proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10                                       ERISA Compliance.

(a)                                 Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b)                                 (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11                                       Margin Regulations; Investment Company Act.

(a)                                 No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b)                                 No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.12                                       Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading.  With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.13                                       Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from each of the Loan Parties or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.14                                       Intellectual Property; Licenses, Etc.  Each of the Loan Parties and the Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, such IP Rights do not conflict with the rights of any Person, except to the extent the failure to own, license or possess the right to use any such IP Rights or such conflicts, respectively, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, no IP Rights used by any Loan Party or any of the Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person, except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the IP Rights owned by any Loan Party or any of the Restricted Subsidiaries, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, the representation and warranty set forth in the second sentence of this Section 5.14 shall be the exclusive representation and warranty with respect to the infringement of IP Rights.

Section 5.15                                       Solvency.  On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16                                       Anti-Money Laundering and Economic Sanctions Laws.

(a)                                 To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act (collectively, the “Anti-Terrorism Laws”).

(b)                                 No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or its Restricted Subsidiaries, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)                                  No Loan Party or any Subsidiary of the Borrower, nor to the knowledge of any Loan Party, any director, officer or employee of a Loan Party or any Subsidiary of the Borrower is as of the Closing Date a Sanctioned Person pursuant to any Sanctions administered by OFAC. The proceeds of the Loans will not, to the knowledge of the Borrower, be made available to any Person for the purpose of financing the activities of any Sanctioned Person or any transaction otherwise prohibited by Sanctions.

Section 5.17                                       Security Documents.  The provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including appropriate filings and recordings made in the appropriate offices as may be required under applicable laws and the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder or under any other Loan Document, including subject to Permitted Liens and the Enforcement Qualifications, a legal, valid, enforceable and perfected (if and to the extent required by the Collateral and Guarantee Requirement) first priority (other than with respect to the ABL Priority Collateral (as to which the Lien of the Administrative Agent shall be junior to the extent set forth in the ABL Intercreditor Agreement)) Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 5.17) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests or other assets of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.13 or 4.01(a)(iv), the pledge of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iv).

Section 5.18                                       Use of Proceeds.  The Borrower will use the proceeds of the Term Loans made on the Closing Date first, to effect the Refinancing and pay Transaction Expenses and, if any proceeds remain, for working capital and general corporate purposes.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing or obligations under Term Loan Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01                                       Financial Statements.

(a)                                 Deliver to the Administrative Agent for prompt further distribution to each Lender, not later than ninety (90) days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending September 30, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail with accompanying management discussion and analysis of financial condition and results of operations and prepared in accordance with GAAP, audited and accompanied by a report and opinion of BDO USA, LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely to an upcoming maturity date of any Term Loans that is scheduled to occur within one-year from the date such report is delivered);

(b)                                 Deliver to the Administrative Agent for prompt further distribution to each Lender, not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (beginning with the fiscal quarter ended March 31, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail with accompanying management discussion and analysis of financial condition and results of operation, and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments;

(c)                                  Deliver to the Administrative Agent for prompt further distribution to each Lender, within one hundred and five (105) days after the end of each fiscal year of Borrower (beginning with the fiscal year ending September 30, 2015), a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by such Responsible Officer to be reasonable at the time of preparation of such Projections, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized; and

The Borrower will hold and participate in a quarterly conference call for Lenders to discuss financial information delivered pursuant to clauses (a), (b) and (c) of this Section 6.01; provided that no separate conference call shall only be required to be conducted if a public earnings call for equity security holders is not then being held in which Lenders were given the opportunity to participate by way of notice deemed delivered pursuant to the immediately succeeding paragraph.

Documents or notices required to be delivered pursuant to Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02 or the website of the SEC at http://www.sec.gov; or (ii) on which such documents or notices are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or whether accessible through the investor relations (or similar) link on the Borrower’s website); provided that (x) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, which notification may be in the form of an automatically generated email link that the Administrative Agent may subscribe to).  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail).  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.02                                       Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)                                 no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)                                 promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c)                                  promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports that are actually furnished or otherwise required to be furnished to any holder of public, capital markets debt securities (other than in connection with any board observer rights, and other than compliance certificates or calculations of financial covenants) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of the Senior Notes Indenture and, in each case, any Permitted Refinancing thereof in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Sections 6.01, 6.02 or 6.03;

(d)                                 together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent list provided); and

(e)                                  promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided that none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.03                                       Notices.  Promptly after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a)                                 of the occurrence of any Event of Default;

(b)                                 of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and

(c)                                  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of the Borrower of an Environmental Liability of the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04                                       Payment of Taxes.  Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property (including in its capacity as withholding agent), except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05                                       Preservation of Existence, Etc.

(a)                                 Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, and

(b)                                 take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, business licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the Borrower) or (b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Asset Sale permitted by Article VII.

Section 6.06                                       Maintenance of Properties.  Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business, including any Mortgaged Property, in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07                                       Maintenance of Insurance.  Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by the Borrower in the exercise of the Borrower’s prudent business judgment.  Each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interest may appear or (ii) in the case of each casualty insurance policy, contain a mortgagee/loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as mortgagee/loss payee thereunder.  If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, including, without limitation, a copy of the flood insurance policy and a declaration page relating to the insurance policies required by this Section 6.07 which shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood  insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Administrative Agent 45 days written notice of cancellation or non-renewal and shall include evidence of annual renewals of such insurance and (ii) upon the reasonable request of the Administrative Agent (except after the occurrence and during the continuation of an Event of Default, not to exceed one time per fiscal year), deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08                                       Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09                                       Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10                                       Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11                                       Additional Collateral; Additional Guarantors.  At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)                                 Upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary):

(i)                                    within sixty (60) days after such formation, acquisition, designation or occurrence, or such longer period as the Administrative Agent may agree in writing in its discretion:

(1)                                 cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, joinders to this Agreement as Guarantors, Security Agreement Supplements, Mortgages, Intellectual Property Security Agreements (if applicable), a counterpart of the Intercompany Note and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(2)                                 cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes and all other promissory notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(3)                                 take and cause such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii)                                      if reasonably requested by the Administrative Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii)                                       as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports; and

(iv)                                     if reasonably requested by the Administrative Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property (other than Excluded Assets) of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b)                                 Not later than one hundred twenty (120) days after the acquisition by any Loan Party of Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the definition of “Collateral and Guarantee Requirement.”

Section 6.12                                       Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any location in accordance with applicable Environmental Laws.

Section 6.13                                       Further Assurances.  Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered by the Administrative Agent, any other Secured Party or a Loan Party in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.  If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of any Mortgaged Property, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.14                                       Designation of Subsidiaries.  The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case where the Borrower is designating an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be able to incur $1.00 of Indebtedness under the Fixed Charge Coverage Ratio under Section 7.03 and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the ABL Facility or any Subordinated Indebtedness.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value as determined in good faith by the Borrower of the Borrower’s or its Subsidiary’s (as applicable) Investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value as determined in good faith by the Borrower at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.15                                       Maintenance of Ratings.  Use commercially reasonable efforts to maintain (i) a monitored public corporate credit rating (but not any specific rating) from S&P and a monitored public corporate family rating (but not a specific rating of any level) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not a specific rating of any level) in respect of the Term B Loans from each of S&P and Moody’s.

Section 6.16                                       Change in Nature of Business.  Engage in any material line of business that is not a Permitted Business.

Section 6.17                                       Use of Proceeds.  Use the proceeds of any Borrowing only as provided in Section 5.18.

Section 6.18                                       ERISA.  The Borrower will promptly furnish to the Administrative Agent after any Responsible Officer has knowledge that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower or any of its Subsidiaries proposes to take with respect thereto. Thereafter and in connection therewith, upon reasonable request by the Administrative Agent, the Borrower will furnish to the Administrative Agent copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (b) the most recent actuarial valuation report for each Plan; (c) all notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; (d) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request; and (e) copies of (i) any documents described in Section 101(k) of ERISA that the Borrower or any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that the Borrower or any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Subsidiaries or an ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then upon reasonable request by the Administrative Agent, the Borrower, the applicable Subsidiary or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

Section 6.19                                       Compliance with Anti-Terrorism Laws; Anti-Corruption Laws and Sanctions.

(a)                                 The Borrower will not directly or indirectly, in connection with the Loans, knowingly (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)                                 The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c)                                  The Borrower will not directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of any Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.  Furthermore, the Borrower will not request any Borrowing or letter of credit, and the Borrower shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or letter of credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any unlawful activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned

Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.20                                       Certain Post-Closing Obligations.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent not delivered to the Administrative Agent, as applicable, on or before the Closing Date, each Loan Party agrees to, and to cause each of its respective Restricted Subsidiaries to (a) deliver each of the items set forth on Schedule 6.20 within the time periods and in the manner specified on such schedule, in each case in form and substance reasonably satisfactory to the Administrative Agent, as applicable, and (b) otherwise comply with the requirements set forth on Schedule 6.20.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Term Loan Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01                                       Liens.  Create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related Guarantees (the “Initial Lien”) of any kind upon any of their property or assets (excluding Margin Stock), now owned or hereafter acquired, except:

(1)                                 in the case of Initial Liens on any Collateral, any Initial Lien if (i) such Initial Lien expressly has Junior Lien Priority on the Collateral relative to the Obligations; or (ii) such Initial Lien is a Permitted Lien; and

(2)                                 in the case of any other asset or property, any Initial Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to this Section 7.01 shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Administrative Agent may have on the proceeds from such sale.

Section 7.02                                       [Reserved].

Section 7.03                                       Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 Incur any Indebtedness (including Acquired Debt), and the Borrower will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Borrower and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and the Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.00 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Debt) that may be incurred and preferred stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Loans shall not exceed $25,000,000 at any one time outstanding.

(b)                                 Section 7.03(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 (a) the incurrence by the Borrower or any Guarantor of Indebtedness under an ABL Facility (and the incurrence by the Guarantors of Guarantees thereof) and (b) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to the Borrower or any other Restricted Subsidiary of the Borrower (other than Standard Securitization Undertakings incurred in connection with a Qualified Receivables Transaction) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder) for Indebtedness incurred under clauses (a) and (b) not to exceed (as of any date of incurrence of Indebtedness pursuant to this clause (1) and after giving Pro Forma Effect to such incurrence and the application of the net proceeds therefrom) the greater of (x) $100,000,000 and (y) the Borrowing Base and in each case less any amount used to permanently repay such Indebtedness (or permanently reduce commitments with respect thereto) pursuant to Section 7.05 hereof;

(2)                                 Indebtedness existing on the Closing Date and listed on Schedule 7.03(b) (“Existing Indebtedness”);

(3)                                 the incurrence by the Borrower and any Guarantor of the Obligations under this Agreement and the other Loan Documents;

(4)                                 the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Borrower or any of its Restricted Subsidiaries pursuant to this clause (4) in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(5)                                 the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Agreement to be incurred under Section 7.03(a) or this clause (5) or clauses (2), (17), (23) or (24) of this Section 7.03(b);

(6)                                 the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Borrower or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations, in the case of the Borrower, or the Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)                                 the Guarantee by the Borrower or any Restricted Subsidiary of any obligations including Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision of this Section 7.03; provided that in the case of a Guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 6.11 to the extent required thereby;

(9)                                 the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 7.03; provided, in each such case, that the amount thereof is included in Fixed Charges of the Borrower as accrued;

(10)                          the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management and similar arrangements, including Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(11)                          the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12)                          the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Borrower or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Borrower or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and/or that Restricted Subsidiary in connection with that disposition;

(13)                          the issuance of Disqualified Stock or preferred stock by any of the Borrower’s Restricted Subsidiaries issued to the Borrower or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any equity securities that results in such Disqualified Stock or preferred stock being held by a Person other than the Borrower or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the Borrower or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

(14)                          the incurrence by the Borrower or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or such Restricted Subsidiary in the ordinary course of business;

(15)                          the incurrence by the Borrower or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding incurred pursuant to this clause (15) not to exceed $20,000,000;

(16)                          the incurrence by the Foreign Restricted Subsidiaries of the Borrower of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder) incurred pursuant to this clause (16) not to exceed $10,000,000;

(17)                          contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(18)                          the incurrence by the Borrower of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Parent, in each case held by any former or current employees, officers, directors or consultants of the Borrower or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to Section 7.06(b)(5);

(19)                          the incurrence of Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit issued pursuant to the ABL Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

(20)                          contingent liabilities related to customary earn-outs, purchase price adjustments and indemnities in acquisition agreements and otherwise permitted under this Agreement; provided that the amount of such contingent liabilities shall not exceed the Fair Market Value of assets acquired (in the case of an acquisition) or the purchase price paid to the Borrower or a Restricted Subsidiary (in the case of a disposition); and

(21)                          Credit Agreement Refinancing Indebtedness, 100% of the Net Proceeds of which are applied to repay outstanding Term Loans in accordance with Section 2.05(b)(iii);

(22)                          Indebtedness represented by the Senior Secured Notes on the Closing Date (after giving effect to the Transactions); and

(23)                          Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or loans or senior secured first lien notes or senior secured junior lien notes or loans, in each case issued in a public offering, Rule 144A or other private placement pursuant to an indenture, credit agreement, a bridge facility in lieu of the foregoing or otherwise in an aggregate principal amount not to exceed the Incremental Amount (the “Incremental Equivalent Debt”); provided that (i) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (ii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (iii) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to the First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to the Junior Lien Intercreditor Agreement, (v) the documentation with respect to any junior secured or unsecured Incremental Equivalent Debt provide that mandatory redemptions of any such Incremental Equivalent Debt may not be made, except to the extent that prepayments are made, to the extent required hereunder, first pro rata to the Term Loans, Incremental Term Loans and any Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness secured on a first lien basis, (vi) such Incremental Equivalent Debt is subject to covenants no more restrictive (taken as a whole) than those under this Agreement, and (vii) such Incremental Equivalent Debt (other than senior secured first lien notes) does not mature on or prior to the date occurring 91 days after the maturity date of, or have a shorter Weighted Average Life to Maturity than, any Term Loans or Incremental Term Loans.

(24)                          Indebtedness or preferred stock of (i)  the Borrower or any of its Restricted Subsidiaries incurred or issued to finance an acquisition or (ii)  Persons that are acquired by the Borrower or any of its Restricted Subsidiaries or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided, however, that after giving effect to such acquisition, merger, amalgamation or consolidation and the Incurrence of such Indebtedness or preferred stock, either:

(x)        the Borrower and the Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.03(a) (without giving effect to the proviso at the end of such section); or

(y)        the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger, amalgamation or consolidation.

For purposes of determining compliance with this Section 7.03, in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to Section 7.03(a), the Borrower will be permitted to divide or classify such item on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 7.03 at such time.

Section 7.04                                       Mergers, Consolidations or Sales of Assets  (a)                              Consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation), and the Borrower will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1)                                 either:  (A) the Borrower is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, any territory thereof or the District of

Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2)                                 the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower, as the case may be, under this Agreement and the Collateral Documents pursuant to joinder documents or other instruments satisfactory to the Administrative Agent in its sole discretion;

(3)                                 immediately after such transaction and any related financing transactions, no Default or Event of Default exists;

(4)                                 immediately after giving Pro Forma Effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.03(a) or (B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio immediately prior to such transaction; and

(5)                                 there is delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, subject to customary assumptions and exclusions, to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Agreement.

(b)                                 Notwithstanding clauses (3) and (4) of Section 7.04(a), the Borrower may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the Borrower in another jurisdiction.

(c)                                  The Borrower shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(d)                                 This Section 7.04 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and any of its Restricted Subsidiaries that are Guarantors and notwithstanding anything to the contrary contained herein, the following shall be permitted:

(i)                                     any Subsidiary of the Borrower may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or another Restricted Subsidiary so long as (A) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving Person of any such merger, consolidation, dissolution or liquidation, (B) in all cases involving a Guarantor, a Guarantor is the surviving Person of any such merger, consolidation, dissolution or liquidation, (C) in all cases, involving an Unrestricted Subsidiary, (x) the Borrower or another Restricted Subsidiary is the surviving Person of any such merger, consolidation, dissolution or liquidation and (y) such Unrestricted Subsidiary would be permitted under Section 6.14 and the other provisions of this Agreement to be designated as an Restricted Subsidiary and (D) in all cases, involving a Loan Party, the security interests granted to the Administrative Agent pursuant to the Collateral Documents in the assets of such Loan Party shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation), and

(ii)               (for the avoidance of doubt) any Permitted Investment.

(e)               In connection with any consolidation, merger, sale, assignment, transfer, conveyance or other disposition permitted under Section 7.04(a)(1)-(5) where the Successor Company is not the Borrower:

(i)                  the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the joinder documents in respect thereto comply with this Agreement and that all conditions precedent therein provided for relating to such transactions have been complied with; and

(ii)               upon any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the successor Person formed by such consolidation or into which the Borrower is merged or the Successor Company to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower in this Agreement, and when a successor Person assumes all the obligations of its predecessor under this Agreement, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of the Obligations.

Section 7.05                                       Asset Sales

(a) Cause, make or suffer to exist an Asset Sale of any assets that do not constitute ABL Priority Collateral (“Non-ABL Collateral”) unless:

(1)                                 the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of;

(2)                                 at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets; and

(3)                                 to the extent that any consideration received by the Borrower or a Restricted Subsidiary in such Asset Sale constitutes securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Obligations.

Within 365 days after the Borrower’s or a Restricted Subsidiary’s receipt of the Net Asset Sale Proceeds of any Asset Sale of Non-ABL Collateral pursuant to this Section

7.05(a), the Borrower or such Restricted Subsidiary, at its option, may apply those Net Asset Sale Proceeds:

(i)                  to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; provided, further, that such investment is concurrently added to the Non-ABL Collateral securing the Obligations;

(ii)               to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) other assets that, in each of (A), (B) and (C) replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that such investment is concurrently added to the Non-ABL Collateral securing the Obligations;

(iii)            to the extent such Net Asset Sale Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Borrower, a Guarantor or another Restricted Subsidiary; or

(iv)           any combination of the foregoing;

provided that in the case of clauses (i) and (ii), a binding commitment shall be treated as a permitted application of the Net Asset Sale Proceeds from the date of such commitment so long as the Borrower or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Asset Sale Proceeds will be applied to satisfy such commitment within 180 days of such commitment. Pending the final application of any Net Asset Sale Proceeds from the sale of Non-ABL Collateral, the Borrower or the applicable Restricted Subsidiary may apply such Net Asset Sale Proceeds temporarily to general working capital purposes.

(b)                                 Consummate an Asset Sale of ABL Priority Collateral unless:

(1)                                 the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of;

(2)                                 at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets; and

(3)                                 to the extent that any consideration received by the Borrower and the Restricted Subsidiaries in such Asset Sale constitute securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Obligations.

Within 365 days after the Borrower’s or such Restricted Subsidiary’s receipt of any Net Asset Sale Proceeds from an Asset Sale of ABL Priority Collateral pursuant to this Section 7.05(b), the Borrower or such Restricted Subsidiary may apply such Net Asset Sale Proceeds at its option to one or more of the following:

(v)              to reduce (A) any Indebtedness under the ABL Credit Agreement, or any Indebtedness of the Borrower or a Guarantor that in each case is secured by a Lien on the ABL Priority Collateral that is prior to the Lien on the ABL Priority Collateral in favor of the lenders under the ABL Facility or (B) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations under clause (B) only, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Borrower or a Subsidiary of the Borrower;

(vi)           to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; provided, further, that such investment is concurrently added to the ABL Priority Collateral securing the Obligations;

(vii)        to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) other assets that, in each of (A), (B) and (C) replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that such investment is concurrently added to the ABL Priority Collateral securing the Obligations; or

(viii)     to any combination of the foregoing;

provided that in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Asset Sale Proceeds from the date of such commitment so long as the Borrower or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Asset Sale Proceeds will be applied to satisfy such commitment within 180 days of such commitment.   Pending the final application of any Net Asset Sale Proceeds from the sale of any ABL Priority Collateral, the Borrower or the applicable Restricted Subsidiary may apply such Net Asset Sale Proceeds for general working capital purposes, including the temporary reduction of Indebtedness outstanding under a revolving credit facility or to otherwise invest such Net Asset Sale Proceeds in any manner not prohibited by this Agreement.

(c)                                  For purposes of this Section 7.05 the following are deemed to be cash or Cash Equivalents:

(1)              any liabilities (as shown on the Borrower’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are contractually subordinated to the Obligations) that are assumed by the transferee of any such assets and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing; and

(2)              any securities received by the Borrower, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.

Section 7.06                                       Restricted Payments.

(a)                                 (I)                                   Declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower;

(II)                              purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any Parent;

(III)                         make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Obligations prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the Borrower or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(IV)                          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 the Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.50:1.00 at such time; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing

Date pursuant to this clause (3) and Restricted Payments permitted by clauses (1), (7) and (11) of Section 7.06(b), is less than the Cumulative Credit.

(b)                                 Section 7.06(a) will not prohibit:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

(2)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Borrower or any Restricted Subsidiary or of any Equity Interests of the Borrower or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Borrower) of, Equity Interests of the Borrower other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the Borrower (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the definition of “Cumulative Credit”;

(3)                                 the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Borrower or any Restricted Subsidiary in exchange for, or out of the net cash proceeds from an incurrence of, Permitted Indebtedness;

(4)                                 the payment of any dividend by a Restricted Subsidiary of the Borrower to the holders of any series or class of its common Equity Interests on a pro rata basis;

(5)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the Borrower or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $5,000,000 in any calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Borrower) to employees, officers, directors or consultants of the Borrower and its Restricted Subsidiaries that occurs after the Closing Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (c) of the definition of “Cumulative Credit” or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date less (iii) any amounts previously applied to the payment of Restricted Payments pursuant to clauses (i) and (ii) of this clause (5);

(6)                                 repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(7)                                 other Restricted Payments not otherwise permitted pursuant to this Section 7.06 in an aggregate amount not to exceed $25,000,000;

(8)                                 the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued or incurred in accordance with Section 7.03 to the extent such dividends are included in the definition of Fixed Charges;

(9)                                 Investments that are made with Excluded Contributions;

(10)                          payments to counterparties under hedge obligations or other swap or option agreements entered into in connection with the issuance of convertible debt or upon the exercise thereof (including, without limitation any “call-spread overlay” entered into in connection with any issuance of convertible notes);

(11)                          the redemption, repurchase, retirement prior to scheduled maturity, defeasance or other acquisition of any Subordinated Indebtedness in an amount not to exceed $25,000,000 from and after the Closing Date;

(12)                          upon the occurrence of an Asset Sale and in compliance with the provisions of Section 2.05(b), any purchase or redemption of Indebtedness of the Borrower subordinated to the Obligations that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); and

(13)                          the payment of cash in lieu of the issuance of fractional Equity Interests upon the exercise or conversion of securities exercisable or convertible into Equity Interests of the Borrower;

provided, however, that in the case of clauses (7), (8) and (11) of this Section 7.06(b), no Default or Event of Default has occurred and is continuing.

(c)                                  For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment permitted pursuant to this Section 7.06 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in Section 7.06(b)(1) through Section 7.06(b)(13) or one or more clauses of the definition of Permitted Investments, the Borrower shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 7.06, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 7.06 or of the definition of Permitted Investments.  The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Borrower or such Restricted Subsidiary, as the case may be.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 7.07                                       [Reserved].

Section 7.08                                       Transactions with Affiliates.  Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate with a Fair Market Value in excess of $5,000,000 (each, an “Affiliate Transaction”), unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving consideration in excess of $20,000,000, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this Section 7.08:

(1)                                 any consulting, employment, severance or separation agreement or arrangement entered into by the Borrower or any of its Restricted Subsidiaries and the payment of compensation thereunder (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case approved by the compensation committee, a majority of the disinterested members of the Board of Directors of the Borrower or, with respect to employees of the Borrower or any Restricted Subsidiary that are not Section 16 Officers, the principal executive officer of the Borrower or the applicable Restricted Subsidiary, as the case may be;

(2)                                 transactions (i) between or among the Borrower and/or the Guarantors, (ii) between or among Restricted Subsidiaries that are not Guarantors; and (iii) between or among the Borrower and the Guarantors, on the one hand, and Subsidiaries that are not Guarantors, on the other hand, with respect to clause (iii) only, in the ordinary course of business;

(3)                                 payment of reasonable fees to directors of the Borrower and any Parent and the provision of customary indemnities (including advance of expenses in defending a claim) to directors, officers, employees or consultants of the Borrower, and any Parent or any Restricted Subsidiary;

(4)                                 issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Borrower;

(5)                                 any tax sharing agreement or arrangement and payments pursuant thereto among the Borrower and its Subsidiaries and any other Person with which the Borrower or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Borrower or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by this Agreement;

(6)                                 Restricted Payments that are permitted by Section 7.06 or any Permitted Investment;

(7)                                 loans to employees in an amount not to exceed $2,500,000 outstanding at any time and advances and expense reimbursements to employees, in each case, in the ordinary course of business;

(8)                                 agreements (and payments relating thereto) existing on the Closing Date, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the Borrower and its Restricted Subsidiaries than the agreement in effect on the Closing Date;

(9)                                 transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Borrower, its Restricted Subsidiaries and Persons who are not Affiliates of the Borrower;

(10)                          transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11)                          transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business; and

(12)                          transactions with a Person that is an Affiliate of the Borrower solely because the Borrower, directly or indirectly, owns Equity Interest in, or controls, such Person.

Section 7.09                                       Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Borrower its Restricted Subsidiaries;

(2)                                 make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

(3)                                 transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

(b)                                 However, the restrictions under Section 7.09(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 Existing Indebtedness or any other agreements in effect on the Closing Date;

(2)                                 this Agreement or by other Indebtedness of the Borrower or of a Guarantor which is equal in right of payment to the Obligations, incurred under an agreement pursuant to Section 7.03; provided that the encumbrances and restrictions are not materially more restrictive, taken as a whole, than those contained in this Agreement;

(3)                                 applicable law, rule, regulation or administrative or court order;

(4)                                 any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

(5)                                 customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(6)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 7.09(a)(3);

(7)                                 an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets that impose restrictions on the assets to be sold (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(8)                                 Indebtedness otherwise permitted to be incurred under this Agreement; provided that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the Closing Date;

(9)                                 Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10)                          customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)                          any Purchase Money Note that imposes restrictions on disposition of the assets purchased with such Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary;

(12)                          cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;

(13)                          customary provisions in joint venture agreements relating solely to such joint venture;

(14)                          Indebtedness of a Foreign Restricted Subsidiary permitted to be incurred under this Agreement that impose restrictions solely on the Foreign Restricted Subsidiaries party thereto; and

(15)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, however, that with respect to contracts, agreements, instruments or obligations existing on the Closing Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Borrower’s Board of Directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Closing Date.

Section 7.10                                       Accounting Changes.  Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

Section 8.01                                       Events of Default.  Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a)                                 Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or (iii) within ten (10) Business Days after the same becomes due, any fees or other amounts payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to itself) or Article VII on its part to be performed or observed; or

(c)                                  Other Defaults.  The Borrower or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)                                  Cross-Default.  Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Specified Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any Specified Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of Specified Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Specified Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Specified Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Specified Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Specified Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Specified Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  [Reserved].

(h)                                 Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or decree for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied  coverage or (ii) another creditworthy (as reasonably determined by the Borrower in consultation with the Administrative Agent) indemnitor) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)                                     Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or the satisfaction in full of all the Obligations (other than contingent obligations not yet due), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent obligations not yet due) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or

(j)                                    Change of Control.  There occurs any Change of Control; or

(k)                                 Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11, 6.13 or 6.20 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l)                                     ERISA.  (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02                                       Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i)                                  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (to the extent permitted by applicable law); and

(ii)                                     exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03                                       Application of Funds.  Subject to the ABL Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them; provided that no amounts received from any Loan Party shall be applied to any Excluded Swap Obligations with respect to such Loan Party;

Third, to payment of that portion of the Obligations (other than, with respect to any Loan Party, Excluded Swap Obligations with respect to such Loan Party) constituting accrued and unpaid interest on the Loans and any fees, premiums and scheduled periodic payments due under Term Loan Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations (other than, with respect to any Loan Party, Excluded Swap Obligations with respect to such Loan Party) constituting unpaid principal of the Loans and any breakage, termination or other payments under

Term Loan Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations (other than, with respect to any Loan Party, Excluded Swap Obligations with respect to such Loan Party) of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations (other than contingent obligations not yet due) have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01                                       Appointment.

(a)                                 The Lenders hereby irrevocably designate and appoint Deutsche Bank AG New York Branch as Administrative Agent (for purposes of this Article IX and Sections 10.04 and 10.05, the term “Administrative Agent” also shall include Deutsche Bank AG New York Branch in its capacity as “collateral agent” pursuant to the Collateral Documents to act as specified herein and in the other Loan Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Term Note by the acceptance of such Term Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and together with such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its respective duties hereunder or thereunder by or through its officers, directors, agents, employees or affiliates.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-

in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02                                       The Administrative Agent in Its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities.  The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.03                                       Nature of Duties.

(a)                                 The Administrative Agent, the Arranger and the other Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents.  Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Term Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

(b)                                 Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 10.04 and 10.05.  Without limitation of the foregoing, each Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

(c)                                  If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, neither any Lender nor the holder of any Term Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

Section 9.04                                       Reliance.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05                                       Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06                                       Resignation by the Administrative Agent.

(a)                                 The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and, unless an Event of Default under Section 8.01(f) then exists, the Borrower.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 8.01(f) then exists).

(c)                                  If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default under Section 8.01(f) then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders (with the consent of the Borrower as provided above) appoint a successor Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (with the consent of the Borrower as provided above) appoint a successor Administrative Agent as provided above.

(e)                                  Upon a resignation of the Administrative Agent pursuant to this Section 9.06, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) and Sections 10.04 and 10.05 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

Section 9.07                                       Lack of Reliance on the Administrative Agent.  Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Term Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and the Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Term Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Lender or the holder of any Term Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower or any of the Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any of the Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.

Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution.  No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

Section 9.08                                       No Other Duties, Etc.

(a)                                 Anything herein to the contrary notwithstanding, none of the Administrative Agent, Bookrunners or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

(b)                                 The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 9.09                                       Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 9.10                                       Collateral and Guaranty Matters.

(a)                                 Each Lender authorizes and directs the Administrative Agent, to enter into the Collateral Documents for the benefit of the Lenders and the other Secured Parties.  Each Lender hereby agrees, and each holder of any Term Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent is hereby authorized on behalf of all of the Secured Parties, without the necessity of any notice to or further consent from any Secured Party, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents;

(b)                                 The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, (1) to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) automatically upon termination of the Commitments and payment and satisfaction in full of all of the Obligations (other than (A) inchoate indemnification obligations and (B) obligations and liabilities under Term Loan Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than any Loan Party) automatically upon the sale or other disposition thereof in compliance with Section 7.05, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 10.01), (iv) if the property subject to such Lien is owned by a Guarantor, automatically upon release of such Guarantor from its obligations under its Guaranty hereunder or under any other Loan Document, (v) automatically upon such Collateral constituting an Excluded Asset or (vi) as otherwise may be expressly provided in the relevant documentation granting such Lien or any applicable Intercreditor Agreement, (2) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (2) of the definition of “Permitted Liens” to the extent in respect of or such property continues to secure obligations in respect Indebtedness under Section 7.03(b)(4) and required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens and (3) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the ABL Facility, any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, and Subordinated Indebtedness or any Permitted Refinancing of any of the foregoing.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Collateral pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

(c)                                  The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.11                                       Term Loan Secured Hedge Agreements; Intercreditor Agreements.  Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations owed to any Hedge Bank unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.

The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders.

Section 9.12                                       Withholding Tax Indemnity.  To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

Section 9.13                                       Holders.  The Administrative Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

ARTICLE X.
MISCELLANEOUS

Section 10.01                                Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing and signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (h) below, which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders) and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)                                 postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)) or postpone any date for the payment of fees hereunder without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, a mandatory reduction of any Commitments shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio” or “Total Net Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest or a postponement of such scheduled payment;

(c)                                  reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby, it being understood that (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction and (ii) any change to the definition of “Consolidated First Lien Net Leverage Ratio” or “Total Net Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)                                 change any provision of Section 2.12(a), 2.13 or this Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents or Section 8.03, without the written consent of each Lender directly and adversely affected thereby (it being understood that each (i) Lender shall be directly and adversely affected by a change to the “Required Lenders” definition or the “Pro Rata Share” definition and (ii) with the consent of the Required Lenders (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Lenders is not otherwise required) additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, on substantially the same basis as the Term Commitments);

(e)                                  other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f)                                   other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (iii) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.14, 2.15, or 2.16, as applicable) or to effect any amendment expressly contemplated by Section 7.12.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification  or supplement to the ABL Intercreditor Agreement, any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Replacement Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, as expressly contemplated by the terms of such ABL Intercreditor Agreement, such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement, such Replacement Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”), as the case may be, with replacement terms loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable (in each case, taken as a whole) to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity date of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.  In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (b) the Administrative Agent and the Borrower shall be permitted to amend any provision of such Loan Document, to better implement the intentions of this Agreement and the other Loan Documents, and, such amendment shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (a) the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 10.02                                Notices and Other Communications; Facsimile Copies.

(a)                                 Notices; Effectiveness; Electronic Communications.

(A)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (B) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (B) below shall be effective as provided in such subsection (B).

(B)                               Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b)                                 The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith, material breach  or willful misconduct of such Agent Party; provided, however, that in no event shall any Person have any liability to any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(c)                                  Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d)                                 Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03                                No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents  against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04                                Attorney Costs and Expenses.  The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Arranger and the Bookrunners for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and, if necessary, one local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent and the Lenders taken as a whole and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Arranger, the Bookrunners and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and one local counsel as reasonably necessary in any appropriate jurisdiction material to the interests of the Lenders taken as a whole).  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid within thirty (30) days following receipt by the Borrower of a written invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) days of the Closing Date (or such shorter period as the Borrower may agree).  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion.  For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.

Section 10.05                                Indemnification by the Borrower.  The Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, Lender, Arranger and Bookrunner and their

Affiliates, and their respective officers, directors, employees, partners, agents, counsel, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs of one counsel for the Indemnitees (taken as a whole) and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)) of any such Indemnitee of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability relating in any way to any of the Loan Parties or any other Subsidiary or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transaction (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) material breach of the Loan Documents by such Indemnitee, any of its agents or one of its Affiliates, as determined by a final non-appealable judgment of a court of competent jurisdiction, (iii) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of its Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee) or (iv) settlements effected without Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) or if there is a final judgment against an Indemnitee in any such proceedings, the Borrower will indemnify and hold harmless each Indemnitee from and against any and all actual losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section; provided that, Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such

Indemnitee to the extent any of the foregoing items described in clauses (i) through (iv) occurs.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent any such damages have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee (or its officers, directors, employees or Affiliates), nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary pursuant to this Section 10.05.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated.  All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

Section 10.06                                Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07                                Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04 or 7.05) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and in the case of any Assignee that is any of the Borrower’s Subsidiaries, Section 10.07(l), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) a natural Person or (ii) to the Borrower or any of its Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(l)).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees that are not Disqualified Institutions (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans (x) to a Lender, an Affiliate of a Lender or an Approved Fund or (y) prior to the completion of primary syndication settlement of the Term B Loans to the extent made in accordance with the terms of a customary master consent to assignment signed by the Borrower which identifies the initial Assignees and their allocation of Term B Loans within a specified period of time after the

Closing Date, (ii) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, any Assignee or (iii) an assignment of all or a portion of the Loans pursuant to Section 10.07(l); and

(B)                               the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) from an Agent to its Affiliates.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $1,000,000, and shall be in increments of an amount of $1,000,000 in excess thereof unless each of the Borrower  and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 unless waived by the Administrative Agent; provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C)                               other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D)                               no assignment shall be made to any to (x) any Disqualified Institution or (y) to the Borrower or any its Subsidiaries except as permitted under Section 10.07(l) below.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

(c)                                  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(l), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Term Note, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)                                 The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender (but in the case of any Lender, with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e)                                  Any Lender may at any time, sell participations to any Person (other than a natural person and Disqualified Institutions to the extent that a list of Disqualified Institutions has been made available to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b), (c), (e) and (f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender.  Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 3.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The portion of any Participant Register relating to any Participant or SPC requesting payment from the Borrower or seeking to exercise its rights under Section 10.09 shall only be available for inspection by the Borrower upon reasonable request to the extent that such disclosure is necessary in connection with a Tax audit to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(f)                                   A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(g)                                  Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register.  Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.07), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except to the extent that the increase or change results from a change in any Law after the grant to such SPC takes place, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)                                     Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)                                    [Reserved].

(k)                                 [Reserved].

(l)                                     Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to any Company Party through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis; provided that, in connection with assignments pursuant to clause (y) above, so long as, in the case of each of clause (x) and (y) such purchases are not financed with borrowings under the ABL Credit Agreement:

(i)                                  if any Company Party (other than the Borrower) is the assignee, upon such assignment, transfer or contribution, such Company Party shall automatically be deemed to have contributed or distributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii)                                     if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(m)                             [Reserved].

(n)                                 [Reserved].

Section 10.08                                Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, independent auditors, legal counsel and other advisors on a “need-to-know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or its related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); or (i) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder.  For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Section 10.09                                Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Loan Party, Excluded Swap Obligations with respect to such Loan Party) owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.

Section 10.10                                Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11                                Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12                                Integration; Termination.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  Subject to the terms of Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13                                Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.14                                Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that, the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15                                GOVERNING LAW.

(a)                                 THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION.  EACH LOAN PARTY,

EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16                                WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17                                Binding Effect.  This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04 or 7.05.

Section 10.18                                USA PATRIOT Act.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act.  This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19                                No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20                                ABL Intercreditor Agreement.  (a) The Administrative Agent is authorized to enter into the ABL Intercreditor Agreement, and each of the parties hereto acknowledges that it has received a copy of the ABL Intercreditor Agreement and that the ABL Intercreditor Agreement is binding upon it. Each Lender (a) hereby consents to the subordination of the Liens on the ABL Priority Collateral securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the ABL  Intercreditor Agreement and any amendments or supplements expressly contemplated thereby, including the Replacement Intercreditor Agreement, and to subject the Liens on the ABL Priority Collateral securing the Obligations to the provisions of the ABL Intercreditor Agreement. The foregoing provisions are intended as an inducement to the ABL Claimholders to extend credit to the borrowers under the ABL Credit Agreement and such ABL Claimholders are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement. The provisions of this Section 10.20(a) are for the sole benefit of the Lenders and the Administrative Agent and shall not afford any right to, or constitute a defense available to, any Loan Party.

(b)                                 In the event of any conflict between the terms of this Agreement and the terms of the ABL Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall control.

ARTICLE XI.
GUARANTY

Section 11.01                                The Guaranty.  Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Term Notes held by each Lender of, the Borrower (other than such Guarantor), and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Term Loan Secured Hedge Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations” which shall in all cases, exclude, as to any Guarantor, Excluded Swap Obligations of such Guarantor).  The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.01 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.01, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 11.01 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 11.09 hereof.  Each Qualified ECP Guarantor intends that this Section 11.01 constitute, and this Section 11.01 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.02                                Obligations Unconditional.  The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Term Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (other than (i) the defense of payment, (ii) the defense that the Guaranty has terminated in accordance with Section 11.09 hereof and (iii) the defense that such Guarantor has been released from its obligations in accordance with the express terms of this Agreement (collectively, the “Specified Defenses”).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)                                     at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                                  any of the acts mentioned in any of the provisions of this Agreement or the Term Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)                               the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)                              any Lien or security interest granted to, or in favor of, any Secured Party or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)                                 the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, invalidity or enforceability of Guaranteed Obligations, amendments or waivers  of any Guaranteed Obligations, non-perfection of any Collateral and any other circumstance that might constitute a defense of the Borrower or the Guarantors, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Term Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Notwithstanding anything in this Guaranty to the contrary, the Guarantors do not waive any Specified Defenses.

Section 11.03                                Reinstatement.  The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04                                Subrogation; Subordination.  Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness of any Loan Party to any Company Party that is not a Loan Party permitted pursuant to Section 7.03(b)(2) or 7.03(b)(6) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05                                Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Term Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06                                [Reserved].

Section 11.07                                Continuing Guarantee.  The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08                                General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision contained herein or in any other of the Loan Documents or the other documents relating to the Guaranteed Obligations to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09                                Release of Guarantors.  If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party or (ii) any Guarantor becomes an Excluded Subsidiary (any such Guarantor, and any Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, that no Guarantor shall be released as provided in this paragraph if such Guarantor continues to be a guarantor in respect of any Indebtedness incurred pursuant to Section 7.03(b)(1), any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Subordinated Indebtedness or any Permitted Refinancing of any of the foregoing.

When all Commitments hereunder have terminated and all Loans or other Obligation (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Term Loan Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made), hereunder which are accrued and payable have been paid or satisfied, this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

Section 11.10                                Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04.  The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HEADWATERS INCORPORATED, as Borrower

By:	/s/ Donald P. Newman
Name: Donald P. Newman
Title: Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE 1.01A HERETO

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

[Signature Page to Credit Agreement]

SCHEDULE 1.01A

GUARANTORS

1.              Atlantic Shutter Systems, Inc., a South Carolina corporation

2.              Chihuahua Stone, LLC, a Utah limited liability company

3.              Dutch Quality Stone, Inc., an Ohio corporation

4.              Eldorado SC-Acquisition Co., a Utah corporation

5.              Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

6.              Eldorado Stone Funding Co., LLC, a Utah limited liability company

7.              Eldorado Stone LLC, a Delaware limited liability company

8.              Eldorado Stone Operations, LLC, a Utah limited liability company

9.              FlexCrete Building Systems, L.C., a Utah limited liability company

10.       Gerard Roof Products, LLC, a Utah limited liability company

11.       Global Climate Reserve Corporation, a Utah corporation

12.       HCM Stone, LLC, a Utah limited liability company

13.       HCM Louisiana, LLC, a Utah limited liability company

14.       HCM Utah, LLC, a Utah limited liability company

15.       Headwaters Construction Materials, LLC, a Texas limited liability company

16.       Headwaters Construction Materials, Inc., a Utah corporation

17.       Headwaters Energy Services Corp., a Utah corporation

18.       Headwaters Ethanol Operators, LLC, a Utah limited liability company

19.       Headwaters Heavy Oil, LLC, a Utah limited liability company

20.       Headwaters Plant Services, Inc., a Utah corporation

21.       Headwaters Resources, Inc., a Utah corporation

22.       Headwaters Services Corporation, a Utah corporation

23.       Headwaters Technology Innovation Group, Inc., a Utah corporation

24.       HES Ethanol Holdings, LLC, a Utah limited liability company

[Signature Page to Credit Agreement]

25.       L-B Stone, LLC, a Utah limited liability company

26.       Quarry Stone, LLC, a Utah limited liability company

27.       Stonecraft Manufacturing, LLC, an Ohio limited liability company

28.       Tapco International Corporation, a Michigan corporation

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                        ,

To:                             Deutsche Bank AG New York Branch, as Administrative Agent

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and the Lenders and other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests (select one):

☐	A Borrowing of new Loans to be made on

☐	A conversion of Loans made on

OR☐	A continuation of Eurocurrency Rate Loans made on

to be made on the terms set forth below:

(A)	Class of Borrowing(1)

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount(2)

(D)	Type of Loan(3)

(E)	Interest Period and the last day thereof(4)

(1)              E.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans.

(2)              Eurocurrency borrowings to be in a minimum amount of $1,000,000 or in whole multiples of $100,000 in excess thereof.  Base Rate borrowings to be in a minimum amount of $1,000,000 or in whole multiples of $100,000 in excess thereof.

(3)              Specify Eurocurrency Rate or Base Rate.

(4)              Applicable for Eurocurrency Rate Borrowings/Loans only.  To be a period of one, two three or six months, or to the extent agreed by each relevant Lender, twelve months, or in the discretion of the Administrative Agent, less than one month.

(F)	Wire instructions for Borrower account(s)

Borrower	Amount of Borrowing	Wire Instructions(5)
Headwaters Incorporated

[Except in respect of any conversion or continuation of a Borrowing, the undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in clauses (i) and (ii) of Section 4.02 of the Credit Agreement will be satisfied or waived as of the date of the Borrowing set forth above.](6)

[The remainder of this page is intentionally left blank.]

(5)              Wiring instructions apply only to Borrowings after the Closing Date.

(6)              Applies only to Borrowings, conversions or continuations after the Closing Date.

2

HEADWATERS INCORPORATED

By:
Name:
Title:

3

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF TERM NOTE

LENDER: [ ]	[New York, New York]
PRINCIPAL AMOUNT: $[ ]	[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation, the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto), (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower hereby promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives (to the extent permitted by applicable law) diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

2

HEADWATERS INCORPORATED

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT D-1

FORM OF COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and the Lenders and other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

1.                                      [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended [          ], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [BDO USA, LLP](1), which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely to an upcoming maturity date of any Term Loans that is scheduled to occur within one year from the date such report is delivered).](2)

2.                                      [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [          ], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the corresponding portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail with accompanying management discussion and analysis of financial condition and results of operation (collectively, the “Financial Statements”).  Such Financial Statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments.](3)

3.                                      [Attached hereto as Exhibit B are the Projections required to be delivered pursuant to Section 6.01(c) of the Credit Agreement.  Such Projections have been prepared in

(1)              May be any other independent registered public accounting firm of nationally recognized standing

(2)              To be included if accompanying annual financial statements only, beginning with the fiscal year ended September 30, 2015.

(3)              To be included if accompanying quarterly financial statements only, beginning with the fiscal quarter ended March 31, 2015.

1

good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections.  Such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, and actual results may vary from such Projections and such variations may be material and no assurance can be given that the projected results will be realized.](4)

4.                                      [To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Event of Default has occurred and is continuing.] (5)

5.                                      [Attached hereto as Schedule 1 are reasonably detailed calculations setting forth Excess Cash Flow for the most recently ended fiscal year.](6)

6.                                      [Attached hereto is the information required to be delivered pursuant to Section 6.02(d) of the Credit Agreement.](7)](8)

7.                                      [Attached hereto as Schedule 2 are the supplements to the Schedules to the Security Agreement required to be updated in accordance with the Security Agreement.

[The remainder of this page is intentionally left blank.]

(4)              Item 5 may be disclosed in a separate certifcate, unless the Projections are provided simultaneously with annual financial statements.

(5)              If unable to provide the foregoing certification, attach an Annex A specifying the details of the Event of Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.

(6)              To be included only in annual compliance certificate beginning with the annual compliance certificate for fiscal year ending September 30, 2016.

(7)              To be included in quarterly and annual compliance certificates beginning with the quarter ending March 31, 2015, except information required by Section 6.02(d)(i) to be included only in annual compliance certificate.

(8)              Item 4 may be disclosed in a separate certificate no later than five (5) business days after delivery of the financial statements pursuant to Section 6.01(a) and (b) of the Credit Agreement.

2

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower, and has caused this certificate to be delivered as of the date first set forth above.

HEADWATERS INCORPORATED

By:
Name:
Title:

3

SCHEDULE 1
TO COMPLIANCE CERTIFICATE

Excess Cash Flow Calculation(9)

(a)	the sum, without duplication, of:

	(i)	Consolidated Net Income for such period (the amount set forth at the end of Annex A to this Schedule I)	$

(ii)

an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (excluding (x) any non-cash charge to the extent that it represents an accrual of or reserve for cash expenditure in any future period; provided that such future cash expenditure does not reduce Excess Cash Flow when made and (y) amortization of a prepaid cash expense that was paid (and reduced Excess Cash Flow in a prior period) in a prior period)

$

	(iii)	decreases in Consolidated Working Capital (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period)	$

(iv)

an amount equal to the aggregate net non-cash loss on Asset Sales by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income

$

(v)

expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such period pursuant to clause (b)(xi), (xii) or (xiii) below

$

	(vi)	any cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof	$

	(vii)	net cash receipts in respect of Swap Contracts during such period to the extent not already reflected in Consolidated Net Income for such periods	$

(b)	minus, the sum, without duplication of:

(i)

an amount equal to the amount of all non-cash credits, to the extent included in arriving at Consolidated Net Income and cash charges included in clauses (A)(1) through (A)(7) in the calculation of Consolidated Net Income on Annex A to this Schedule I

$

(9)         To be included only in annual compliance certificate beginning with the annual compliance certificate for fiscal year ending September 30, 2016.

4

(ii)

without duplication of amounts deducted pursuant to clause (b)(xi) below in prior periods, the amount of Capital Expenditures made in cash or accrued during such period, to the extent that such Capital Expenditures were financed with Internally Generated Cash

$

(iii)

the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries to the extent financed with Internally Generated Cash (including (A) the principal component of payments in respect of capital leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 of the Credit Agreement and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) of the Credit Agreement to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than prepayments referred to in clause (B) above) during such period, (X) all prepayments of ABL Facility Indebtedness and (Y) all prepayments in respect of Indebtedness permitted hereunder which is pari passu in right of payment and Collateral priority to the Obligations

$

(iv)

an amount equal to the aggregate net non-cash gain on Asset Sales by the Borrower and its Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income

$

(v)	increases in Consolidated Working Capital (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period)	$

(vi)

cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and to the extent financed with Internally Generated Cash

$

(vii)

without duplication of amounts deducted pursuant to clause (b)(xi) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.06 of the Credit Agreement (other than pursuant to clauses (1), (2), (4), (10) and (13) of the definition of “Permitted Investment” in the Credit Agreement) to the extent that such Investments and acquisitions were financed with Internally Generated Cash

$

(viii)

the amount of Restricted Payments paid during such period pursuant to Section 7.06(b)(1)(without duplication), (5), (7), (9), (10) and (13) of the Credit Agreement to the extent such Restricted Payments were financed

5

	with Internally Generated Cash	$

(ix)

to the extent not otherwise decreasing Consolidated Net Income in such Excess Cash Flow Period, the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period

$

(x)

the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness (including, without limitation, made in connection with the prepayment of the Existing Senior Secured Notes)

$

(xi)

without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions constituting Investments permitted under this Agreement, Capital Expenditures, to the extent expected to be made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above that will be required to be made, in each case during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions or Capital Expenditures intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters

$

(xii)	the cash amount of taxes paid in cash in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period	$

(xiii)	cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income	$

(xiv)

any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period)

$

Excess Cash Flow (the sum of items (a)(i) through (vii) minus the sum of items (b)(i) through (xiv))		$

6

ANNEX A

Consolidated Net Income:

(A)

with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, excluding (to the extent applicable):

$

(1)

the Net Income of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof

$

(2)

the Net Income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (A)(2) during such period, to the extent not previously included therein)

$

	(3)	the cumulative effect of a change in accounting principles	$

(4)

non-cash charges relating to employee benefit or other management compensation plans of any Parent* (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Borrower (in their

* As of the Closing Date, the Borrower has no Parent.

1

capacity as such) or employees of the Borrower and its Restricted Subsidiaries), the Borrower or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Borrower (in their capacity as such) or employees of the Borrower and its Restricted Subsidiaries), the Borrower or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income

$

(5)

any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141

$

(6)

any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the Closing Date, net of taxes

$

(7)

unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52

$

Consolidated Net Income (item (A) minus the sum of items (A)(1) through (7))	$

2

SCHEDULE 2
TO COMPLIANCE CERTIFICATE(1)

(1)              Updates to Security Agreement Schedules, if required.

3

EXHIBIT D-2

FORM OF SOLVENCY CERTIFICATE

of

HEADWATERS INCORPORATED

AND ITS SUBSIDIARIES

[Date]

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(a)(vii) of that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and the Lenders and other parties from time to time party thereto; the terms defined therein being used herein as therein defined.

I, [•], the chief financial officer of the Borrower, solely in such capacity and not in an individual capacity (and without personal liability), hereby certify that I am the chief financial officer of the Borrower and that I am generally familiar with the businesses and assets of the Loan Parties and their Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of Borrower pursuant to the Credit Agreement.

I further certify, solely in my capacity as chief financial officer of the Borrower, and not in my individual capacity (and without personal liability), as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions on the date hereof, that, (a) the sum of the fair value of the liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower and its Subsidiaries, taken as a whole; (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, engaged in as of the date hereof; and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business.

[Remainder of page intentionally left blank]

1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title: Chief Financial Officer

3

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

(1)              For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)              For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)              Select as appropriate.

(4)              Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

2.	Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.	Affiliate Status:

4.	Borrower:	Headwaters Incorporated

5.	Administrative Agent:	Deutsche Bank AG New York Branch, including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:

The Term Loan Credit Agreement, dated as of March 24, 2015, among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto

7.	Assigned Interest:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/Loans for all Lenders(8)	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(9)	CUSIP Number

			$	$	%
			$	$	%
			$	$	%

(5)              List each Assignor, as appropriate.

(6)              List each Assignee, as appropriate.

(7)              Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Term B Loans”, “Incremental Term Loans”, “Refinancing Term Loans”, “Extended Term Loans”, etc.).

(8)              Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)              Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[8.	Trade Date:	]	(10)

Effective Date:                                      , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(10)       To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](11) Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

[Consented to]:(12)

HEADWATERS INCORPORATED

By:
Name:
Title:

(11)       To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(12)       To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

4

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution, (iii) it meets all the requirements to be an assignee under Section 10.07(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b) of the Credit Agreement), (iv) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and

5

other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6

EXHIBIT E-2

[Reserved]

1

EXHIBIT E-3

FORM OF ACCEPTANCE AND PREPAYMENT NOTICE

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2.05(a)(v)(D) of that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto, and (b) that certain Solicited Discounted Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Solicited Discounted Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(v)(D) of the Credit Agreement, the Company Party hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[    ]% in respect of the Term Loans] [[    ]% in respect of the [        , 20    ](1) tranche[(s)] of the [    ](2) Class of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Company Party expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.05(a)(v)(D) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans] as follows:

1.                                      [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted

(1)             List multiple tranches if applicable.

(2)             List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

1

Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](5)

2.                                      No Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.

[The remainder of this page is intentionally left blank.]

(5)              Insert applicable representation.

2

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

3

EXHIBIT E-4

FORM OF DISCOUNT RANGE PREPAYMENT NOTICE

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.05(a)(v)(C) of that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(v)(C) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [        , 20    ](1) tranche[s] of the [    ](2) Class of Term Loans] submit a Discount Range Prepayment Offer.  Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                                      This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans].

2.                                      The maximum aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is [$[    ] of Term Loans] [$[    ] of the [        , 20    ](5) tranche[(s)] of the [    ](6) Class of Term Loans] (the “Discount Range Prepayment Amount”).(7)

3.                                      The Company Party is willing to make Discounted Term Loan Prepayments at a percentage discount to par value greater than or equal to [[    ]% but less than or equal to [    ]% in

(1)              List multiple tranches if applicable.

(2)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(5)              List multiple tranches if applicable.

(6)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(7)              Minimum of $10.0 million and whole increments of $1.0 million.

1

respect of the Term Loans] [[    ]% but less than or equal to [    ]% in respect of the [        , 20    ](8) tranche[(s)] of the [    ](9) Class of Term Loans] (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.05(a)(v)(C) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [        , 20    ](10) tranche[s] of the [    ](11) Class of Term Loans] as follows:

1.                                      [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](12)

2.                                      No Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Discount Range Prepayment Notice.

[The remainder of this page is intentionally left blank.]

(8)              List multiple tranches if applicable.

(9)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(10)       List multiple tranches if applicable.

(11)       List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(12)       Insert applicable representation.

2

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure:  Form of Discount Range Prepayment Offer

3

EXHIBIT E-5

FORM OF DISCOUNT RANGE PREPAYMENT OFFER

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto, and (b) the Discount Range Prepayment Notice, dated             , 20    , from the Company Party (the “Discount Range Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(v)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.                                      This Discount Range Prepayment Offer is available only for prepayment on [the Term Loans] [the [        , 20    ](1) tranche[s] of the [    ](2) Class of Term Loans] held by the undersigned.

2.                                      The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[    ]]

[[          , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans - $[    ]]

(1)              List multiple tranches if applicable.

(2)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

1

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[    ]% in respect of the Term Loans] [[    ]% in respect of the [        , 20    ](5) tranche[(s)] of the [    ](6) Class of Term Loans] (the “Submitted Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[        , 20    ](7) tranche[s] of the [    ](8) Class of Term Loans] indicated above pursuant to Section 2.05(a)(v)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[The remainder of this page is intentionally left blank.]

(5)              List multiple tranches if applicable.

(6)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(7)              List multiple tranches if applicable.

(8)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

2

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

3

EXHIBIT E-6

FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.05(a)(v)(D) of that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(v)(D) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [        , 20    ](1) tranche[s] of the [    ](2) Class of Term Loans] submit a Solicited Discounted Prepayment Offer.  Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                                      This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans].

2.                                      The maximum aggregate amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):(5)

[Term Loans - $[    ]]

[[        , 20    ](6) tranche[s] of the [    ](7) Class of Term Loans - $[    ]]

(1)              List multiple tranches if applicable.

(2)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(5)              Minimum of $10.0 million and whole increments of $1.0 million.

(6)              List multiple tranches if applicable.

(7)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

1

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on the date that is the third Business Day following delivery of this notice pursuant to Section 2.05(a)(v)(D) of the Credit Agreement.

The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[The remainder of this page is intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure:  Form of Solicited Discounted Prepayment Offer

3

EXHIBIT E-7

FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto, and (b) the Solicited Discounted Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Solicited Discounted Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(v)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.                                      This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[        , 20    ](1) tranche[s] of the [    ](2) Class of Term Loans] held by the undersigned.

2.                                      The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Term Loans - $[    ]]

[[        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans - $[    ]]

(1)              List multiple tranches if applicable.

(2)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

1

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[    ]% in respect of the Term Loans] [[    ]% in respect of the [        , 20    ](5) tranche[(s)] of the [    ](6) Class of Term Loans] (the “Offered Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[        , 20    ](7) tranche[s] of the [    ](8) Class of Term Loans] pursuant to Section 2.05(a)(v)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Term Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[The remainder of this page is intentionally left blank.]

(5)              List multiple tranches if applicable.

(6)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(7)              List multiple tranches if applicable.

(8)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

2

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

3

EXHIBIT E-8

FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.05(a)(v)(B) of that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(v)(B) of the Credit Agreement, the Company Party hereby offers to make a Discounted Term Loan Prepayment [to each Term Lender] [to each Term Lender of the [        , 20    ](1) tranche[s] of the [    ](2) Class of Term Loans] on the following terms:

1.                                      This Borrower Offer of Specified Discount Prepayment is available only [to each Term Lender] [to each Term Lender of the [        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans].

2.                                      The aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed [$[      ] of Term Loans] [$[        ] of the [          , 20    ](5) tranche[(s)] of the [    ](6) Class of Term Loans] (the “Specified Discount Prepayment Amount”).(7)

(1)              List multiple tranches if applicable.

(2)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(5)              List multiple tranches if applicable.

(6)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(7)              Minimum of $10.0 million and whole increments of $1.0 million.

1

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [[    ]% in respect of the Term Loans] [[    ]% in respect of the [          , 20    ](8) tranche[(s)] of the [    ](9) Class of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.05(a)(v)(B) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [          , 20    ](10) tranche[s] of the [    ](11) Class of Term Loans] as follows:

1.                                      [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](12)

2.                                      No Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.

[The remainder of this page is intentionally left blank.]

(8)              List multiple tranches if applicable.

(9)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(10)       List multiple tranches if applicable.

(11)       List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(12)       Insert applicable representation.

2

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure:  Form of Specified Discount Prepayment Response

3

EXHIBIT E-9

FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Date:              , 20

To:  [Deutsche Bank AG New York Branch], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties from time to time party thereto, and (b) the Specified Discount Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Specified Discount Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(v)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Term Loans] [[        , 20    ](1) tranche[s] of the [    ](2)Class of Term Loans - $[    ]] held by such Term Lender at the Specified Discount in an aggregate outstanding amount as follows:

[Term Loans - $[      ]]

[[        , 20    ](3) tranche[s] of the [    ](4) Class of Term Loans - $[    ]]

The undersigned Term Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans][[          , 20    ](5) tranche[s] the [    ](6) Class of Term Loans] pursuant to Section 2.05(a)(v)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

(1)              List multiple tranches if applicable.

(2)             List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(3)              List multiple tranches if applicable.

(4)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

(5)              List multiple tranches if applicable.

(6)              List applicable Class(es) of Term Loans (e.g., Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans).

1

[The remainder of this page is intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

3

EXHIBIT F

FORM OF SECURITY AGREEMENT

[Attached.]

EXHIBIT G

Form of Global Intercompany Note

Date:  March 24, 2015

FOR VALUE RECEIVED, each of the undersigned (and its successors), to the extent a borrower from time to time with respect to any loan or advance or other credit extensions (including trade payables) (a “Loan”) from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”) or its registered assigns, in immediately available funds in the currencies as shall be agreed from time to time at such location as the applicable Payee shall from time to time designate, the unpaid principal amount of all Loans made by such Payee to such Payor.  Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent thereunder (in such capacity, the “Term Loan Agent”) and the other parties from time to time party thereto.  Capitalized terms used in this Note and not otherwise defined herein have the meanings specified in the Term Loan Credit Agreement.

This Note shall be pledged by each Payee that is a Borrower or Guarantor pursuant to the Security Agreement (as defined in the Term Loan Credit Agreement) entered into in connection with the Term Loan Credit Agreement (the “Term Loan Security Agreement”).  Each Payee hereby acknowledges and agrees that the Term Loan Agent may exercise all rights provided in the Term Loan Credit Agreement and the Term Loan Security Agreement with respect to this Note.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party (any such Payor and Payee with respect to any such indebtedness, an “Affected Payor” or “Affected Payee”, as relevant) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (as defined in the Term Loan Credit Agreement) of such Affected Payor under the Term Loan Credit Agreement, including, without limitation, where applicable, under such Affected Payor’s guarantee of the Obligations (as defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement and the foregoing obligations (including any obligations in connection with any renewal, refunding, restructuring or refinancing thereof), including interest thereon, if any, accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed or allowable claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

1

(i)                                 In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Affected Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Affected Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) Obligations (as defined in the Term Loan Credit Agreement) under Term Loan Secured Hedge Agreements) before any Affected Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Affected Payee would otherwise be entitled (other than (A) equity securities or (B) debt securities of such Affected Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) in respect of this Note shall be made to the holders of Senior Indebtedness;

(ii)                                   (x) if any Event of Default under Sections 8.01(a) or 8.01(f) of the Term Loan Credit Agreement or occurs and is continuing with respect to any Senior Indebtedness and (y) the Administrative Agent delivers notice to the Borrower instructing the Borrower that the Administrative Agent is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 8.01(f) of the Term Loan Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Affected Payor or any other Person on its behalf with respect to this Note; and

(iii)                                    if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Affected Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder.  Each Affected Payee and each Affected Payor hereby agree that the subordination of this Note is for the benefit of the Term Loan Agent and the Lenders under the Term Loan Credit Agreement (together, the “Term Loan Creditors”), and the Term Loan Creditors may, on behalf of itself, the other Term Loan Creditors proceed to enforce the subordination provisions herein to the extent applicable.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest, if any, on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.  For the avoidance of doubt, this Note as between each Payor and each Payee contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between

2

them nor does this Note in any way change the principal amount of any intercompany loans between them.

Each Payor hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note.  Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.

From time to time after the date hereof, additional subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional subsidiary, an “Additional Party”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors and Payees, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder.  This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

3

HEADWATERS INCORPORATED, as Payee and Payor

By:

Name:
Title:

[ ](1), as Payees and Payors

By:
Name:
Title:

(1) PWSP to provide.

EXHIBIT H

FORM OF ABL INTERCREDITOR AGREEMENT

[Attached.]

EXHIBIT I-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other parties from time to time party thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by to the undersigned or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[Signature Page Follows]

1

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

2

EXHIBIT I-2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other parties from time to time party thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members claiming the “portfolio interest exemption” (the “applicable partners/members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of the applicable partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of the applicable partners/members is a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United Statues trade or business conducted by the undersigned or the applicable partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) from each of the applicable partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and promptly deliver to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower and the Administrative Agent.

[Signature Page Follows]

1

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

2

EXHIBIT I-3

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time,  DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other parties from time to time party thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[Signature Page Follows]

1

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

2

EXHIBIT I-4

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the other Guarantors party thereto from time to time,  DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other parties from time to time party thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its partners/members claiming the “portfolio interest exemption” (the “applicable partners/members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of the applicable partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of the applicable partners/members is a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or the applicable partners/members.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) from each of the applicable partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

4

EXHIBIT J

[Reserved]

SCHEDULE 1.01A

GUARANTORS

1.              Atlantic Shutter Systems, Inc., a South Carolina corporation

2.              Chihuahua Stone, LLC, a Utah limited liability company

3.              Dutch Quality Stone, Inc., an Ohio corporation

4.              Eldorado SC-Acquisition Co., a Utah corporation

5.              Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

6.              Eldorado Stone Funding Co., LLC, a Utah limited liability company

7.              Eldorado Stone LLC, a Delaware limited liability company

8.              Eldorado Stone Operations, LLC, a Utah limited liability company

9.              FlexCrete Building Systems, L.C., a Utah limited liability company

10.       Gerard Roof Products, LLC, a Utah limited liability company

11.       Global Climate Reserve Corporation, a Utah corporation

12.       HCM Stone, LLC, a Utah limited liability company

13.       HCM Louisiana, LLC, a Utah limited liability company

14.       HCM Utah, LLC, a Utah limited liability company

15.       Headwaters Construction Materials, LLC, a Texas limited liability company

16.       Headwaters Construction Materials, Inc., a Utah corporation

17.       Headwaters Energy Services Corp., a Utah corporation

18.       Headwaters Ethanol Operators, LLC, a Utah limited liability company

19.       Headwaters Heavy Oil, LLC, a Utah limited liability company

20.       Headwaters Plant Services, Inc., a Utah corporation

21.       Headwaters Resources, Inc., a Utah corporation

22.       Headwaters Services Corporation, a Utah corporation

23.       Headwaters Technology Innovation Group, Inc., a Utah corporation

24.       HES Ethanol Holdings, LLC, a Utah limited liability company

25.       L-B Stone, LLC, a Utah limited liability company

26.       Quarry Stone, LLC, a Utah limited liability company

27.       Stonecraft Manufacturing, LLC, an Ohio limited liability company

28.       Tapco International Corporation, a Michigan corporation

SCHEDULE 1.01B

COMMITMENTS

Lender	Initial Term Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$425,000,000.00
Total	$425,000,000.00

SCHEDULE 1.01C

COLLATERAL DOCUMENTS

Term Loan Security Agreement dated as of the same date hereto among the Grantors signatory thereto and the Administrative Agent.

Patent Security Agreement dated as of the date hereto among the Grantors signatory thereto and the Administrative Agent.

Trademark Security Agreement dated as of the date hereto among the Grantors signatory thereto and the Administrative Agent.

Copyright Security Agreement dated as of the date hereto among the Grantors signatory thereto and the Administrative Agent.

SCHEDULE 1.01D

UNRESTRICTED SUBSIDIARIES

1.              Covol Engineered Fuels, LC, a Utah limited liability company

2.              Covol Fuels Alabama No. 3, LLC, a Utah limited liability company

3.              Covol Fuels Alabama No. 4, LLC, a Utah limited liability company

4.              Covol Fuels Alabama No. 5, LLC, a Utah limited liability company

5.              Covol Fuels Alabama No. 7, LLC, a Utah limited liability company

6.              Covol Fuels Chinook, LLC, a Utah limited liability company

7.              Covol Fuels No. 2, LLC, a Utah limited liability company

8.              Covol Fuels No. 4, LLC, a Utah limited liability company

9.              Covol Fuels No. 5, LLC, a Utah limited liability company

10.       Covol Fuels Rock Crusher, LLC, a Utah limited liability company

11.       Environmental Technologies Group, LLC, a Utah limited liability company

12.       Headwaters CTL, LLC, a Utah limited liability company

13.       Headwaters Clean Carbon Services, LLC, a Utah limited liability company

14.       Headwaters Synfuel Investments, LLC, a Utah limited liability company

15.       American Lignite Energy, LLC, a Delaware limited liability company

16.       T&S Newco, LLC, a Delaware limited liability company

17.       Allmet Roof Products, Ltd., formed in British Columbia, Canada

18.       Eldorado Stone Philippines, Inc., formed in the Philippines

19.       Evonik Headwaters LLP, formed in the United Kingdom

20.       Headwaters Resources Limited, formed in New Brunswick, Canada

21.       Piedras Headwaters, formed in Mexico

22.       Tapco Europe Limited, formed in the United Kingdom

SCHEDULE 1.01E

MATERIAL REAL PROPERTY

	Common Name	Common Address	Owner
1.	New Jersey Facility	1501 New York Avenue Lawrenceville, NJ 08648 Mercer County	Headwaters Technology Innovation Group, Inc.

2.	Pomona Terminal	1345-1347 Philadelphia Street Pomona, CA 91766 Los Angeles County	Headwaters Resources, Inc.

3.	Palestine — Dallas Facility	2202 Chalk Hill Road Dallas, TX 75212 Dallas County	Headwaters Construction Materials, LLC

4.	Palestine — Palestine Facility	2500 West Regan Road Palestine, TX 75802 Anderson County	Headwaters Construction Materials, LLC

5.	Corporate Office / Facility	2088 FM 949 Alleyton, TX 78935 Colorado County	Headwaters Construction Materials, LLC

6.	San Antonio	2233 Ackerman Road San Antonio, TX 78219 Bexar County	Headwaters Construction Materials, LLC

7.	Tapco Headquarters	29797 Beck Road Wixom, MI 48393 Oakland County	Tapco International Corporation

8.	The Foundry	200 Shotwell Drive Franklin, OH 45005 Warren County	Tapco International Corporation

9.	Elkland Plant	112 Industrial Parkway Elkland, PA 16920 Tioga County	Tapco International Corporation

10.	Metamora Facility

4057 S. Oak Street
Metamora, MI 48455
Lapeer County

4209 S. Oak Street
Metamora, MI 48455
Lapeer County

3939 S. Timbro Drive
Metamora, MI 48455
Lapeer County

3951 S. Timbro Drive
Metamora, MI 48455
Lapeer County

Tapco International Corporation

SCHEDULE 4.01(a)(vi)

LOCAL COUNSEL

Michigan:

Daniel R. Shemke, P.C.

214 S Main St #206

Ann Arbor, MI 48104

Ohio:

Wegman Hessler & Vanderburg

6055 Rockside Woods Boulevard, Suite 200

Cleveland, OH 44131

Utah:

Strong & Hanni

102 South 200 East, Suite 800

Salt Lake City, UT 84111

South Carolina:

Rogers Townsend & Thomas, PC

220 Executive Center Drive

Columbia, SC 29210

SCHEDULE 5.06

LITIGATION

Fentress Families Trust et al v. Virginia Electric and Power Company et al, Virginia Circuit Court for the City of Chesapeake, Case No. CL12-000475, filed 2012.

Sears et al v. Virginia Electric and Power Company et al, Virginia Circuit Court for the City of Chesapeake, Case No. CL12-000476, filed 2012.

CPM Virginia, LLC v. Headwaters Resources, Inc., Virginia Circuit Court for the City of Chesapeake, Case No. 550CL12002953, filed 2012.

CPM Virginia, LLC v. Virginia Electric and Power Co et al, Virginia Circuit Court for the City of Richmond, Case No. CL14-5295-5, filed 2014.

SCHEDULE 6.20

POST CLOSING OBLIGATIONS

I.                     The Administrative Agent shall have received, within ninety (90) days after the Closing Date (unless waived or extended by Administrative Agent in its reasonable discretion) a Mortgage with respect to each Mortgaged Property and the Borrower shall or shall cause the applicable Loan Party to otherwise comply with the requirements of sub-clause (e) of the definition of “Collateral and Guarantee Requirement”.

II.                The Administrative Agent shall have received, within ten (10) days after the Closing Date (unless waived or extended by the Administrative Agent in its reasonable discretion) evidence of filing of a UCC-3 termination statement in respect of, or an amendment to, the UCC-1 Financing Statement, originally filed on October 9, 2012 in favor of Axis Capital, Inc. (initial filing number 2012 3887447), in a form satisfactory to the Administrative Agent.

III.           The Administrative Agent shall have received, within thirty (30) days after the Closing Date (unless waived or extended by the Administrative Agent in its reasonable discretion) evidence of filing with the United States Patents and Trademarks Office of a release of (i) the intellectual property security agreement recorded on October 25, 2004 at Reel 015896 / Frame 0667 in respect of patent number 6903141 and (ii) the intellectual property security agreement recorded on October 25, 2004  at Reel 015908 / Frame 0816 in respect of patent number 6960325.

IV.            The Administrative Agent shall have received, within thirty (30) days after the Closing Date (unless waived or extended by the Administrative Agent in its reasonable discretion) evidence of filing with the United States Copyright Office of a release of (i) the intellectual property security agreement in respect of the copyright recorded on October 18, 2004 at Volume V3516 / Document D316 P1-54 and (ii) the intellectual property security agreement in respect of the copyright recorded on October 25, 2004  at Volume V3517 / Document D394 P1-54.

V.                 The Administrative Agent shall have received, within thirty (30) days after the Closing Date (unless waived or extended by the Administrative Agent in its reasonable discretion) evidence of filing with the United States Patents and Trademarks Office of a patent security agreement in respect of the patent filed under the name “METHODS AND SYSTEMS FOR UPGRADING HEAVY OIL USING CATALYTIC HYDROCRACKING AND THERMAL COKING” and the patents under the following application numbers:

SN 13/787,377	SN 09/241,505	SN 10/267,236	SN 12/421,208	SN 11/244,521
SN 13/865,726	SN 09/399,853	SN 10/225,937	SN 11/264,918	SN 11/327,085
SN 14/095,698	SN 09/745,510	SN 11/044,920	SN 11/129,833	SN 12/616,552
SN 11/374,369	SN 10/326,042	SN 11/044,947	SN 11/101,241	SN 11/469,237
SN 12/547,278	SN 09/996,920	SN 11/044,683	SN 11/435,165	SN 11/461,652
SN 13/561,479	SN 10/014,955	SN 11/044,690	SN 11/101,209	SN 12/604,181
SN 13/242,979	SN 09/867,190	SN 10/618,909	SN 11/216,442	SN 11/614,006

SN 08/700,201	SN 10/431,693	SN 10/618,808	SN11/333,559	SN 11/534,595
SN 08/742,541	SN 10/107915	SN 11/106,831	SN 11/228,568	SN 11/378,877
SN 09/140,265	SN 10/066,289	SN 11/743,528	SN 11/216,407	SN 11/457,548
SN 09/238,310	SN 10/212,534	SN 10/990,616	SN 11/764,512	SN 11/537,462
SN 11/619,866	SN 11/673,552	SN 11/968,861	SN 11/968,934	SN 11/860,373
SN 11/869,545	SN 12/140,629	SN 12/248,993	SN 12/544,989	SN 11/932,201
SN 13/236,209	SN 13/675629	60/258,535	10/618,909	11,393,334
11/435,580

10

SCHEDULE 7.01(b)

LIENS

Liens in connection with the capital leases listed on Schedule 7.03(b).

SCHEDULE 7.03(b)

INDEBTEDNESS

The Senior Notes

$1,160,000 in aggregate principal amount outstanding of the 8.75% convertible senior subordinated notes due February 2016, issued pursuant to the Indenture dated as of June 7, 2012 between the Borrower and Wells Fargo Bank, National Association, as Trustee.

Capital leases as of February 28, 2015:

Entity	Lessor	Original Amount	Current Balance	Origination Date	Maturity Date
Headwaters Resources, Inc. (“HRI”)	Miller	4,000,000	1,358,872	Sep-07	Sep-17
HRI	Zions	831,067	567,448	Feb-14	Feb-17
HRI	Zions	638,396	442,259	Feb-14	Feb-17
HRI	Translease	264,525	257,769	Jan-15	Jan-17
HRI	Mack	244,041	200,170	Jul-14	Jul-17
HRI	Zions	155,447	143,061	Dec-14	Dec-16
HRI	Mack	183,062	140,524	May-14	May-17
HRI	Mack	183,062	140,524	Jun-14	May-17
HRI	Chase	132,680	114,958	Sep-14	Sep-17
HRI	Mack	122,092	93,721	Jun-14	May-17
HRI	Mack	122,092	90,484	May-14	Apr-17
HRI	Komatsu	79,068	79,068	Feb-15	Feb-17
HRI	Komatsu	86,896	78,321	Sep-14	Sep-18
HRI	Mack	82,943	76,464	Dec-14	Dec-16
HRI	GE	114,407	68,361	Mar-13	Apr-16
HRI	Mazuma	385,657	60,902	Apr-13	Apr-15

HRI	Komatsu	59,478	53,608	Sep-14	Sep-18
HRI	GE	259,250	53,126	Jul-13	Jul-15
HRI	Trinity	106,485	53,012	Jul-12	Jun-17
HRI	Komatsu	52,266	48,028	Dec-14	Dec-16
HRI	Mack	61,121	45,298	May-14	Apr-17
HRI	Mack	62,173	44,420	Mar-14	Mar-17
HRI	Mack	61,098	42,015	Feb-14	Feb-17
HRI	Zions	41,837	34,279	Jul-14	Jul-17
HRI	Mack	45,922	34,034	Apr-14	Apr-17
HRI	Caterpillar	97,060	28,758	Dec-12	Dec-15
HRI	Komatsu	26,600	26,600	Feb-15	Feb-17
HRI	Zions	40,000	26,234	Jan-14	Jan-17
HRI	GE	84,060	19,705	Mar-13	Apr-15
HRI	Trinity	76,991	19,145	Feb-12	Jan-16
HRI	US Bank	122,142	16,148	May-13	May-15
HRI	GE	49,877	11,692	Mar-13	Apr-15
HRI	GE	47,044	1,977	Mar-13	Apr-15
Borrower	HP	317,498	284,187	Aug-14	Jul-19
Borrower	Key Bank	128,636	121,963	Oct-14	Sep-19
Borrower	CIT	75,310	67,049	Oct-14	Oct-17

		TOTAL	4,944,183

SCHEDULE 7.02(f)

INVESTMENTS

Intercompany note dated May 16, 2014 issued by Allmet Roof Products, Ltd. to Gerard Roof Products, LLC.

Borrower’s December 2013 Investment in T&S Newco, LLC, in the amount of $500,000.

The following equity Interests in Unrestricted Subsidiaries held by Restricted Subsidiaries:

1.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Engineered Fuels, LC.

2.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Alabama No. 3, LLC.

3.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Alabama No. 4, LLC.

4.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Alabama No. 5, LLC.

5.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Alabama No. 7, LLC.

6.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Chinook, LLC.

7.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels No. 2, LLC.

8.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels No. 4, LLC.

9.              Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels No. 5, LLC.

10.       Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Covol Fuels Rock Crusher, LLC.

11.       Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Environmental Technologies Group, LLC.

12.       Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Headwaters CTL, LLC.

13.       Headwaters Energy Services Corp. holds 100% of the outstanding Equity Interests in Headwaters Clean Carbon Services, LLC.

14.       Borrower holds 100% of the outstanding Equity Interests in Headwaters Synfuel Investments, LLC.

15.       Headwaters Energy Services Corp. holds 66.667% of the outstanding Equity Interests in American Lignite Energy, LLC.

16.       Borrower holds 40% of the outstanding Equity Interests in T&S Newco, LLC.

17.       Gerard Roof Products, LLC holds 100% of the outstanding Equity Interests in Allmet Roof Products, Ltd.

18.       Eldorado Stone LLC holds 100% of the outstanding Equity Interests in Eldorado Stone Philippines.

19.       Borrower holds 50% of the outstanding Equity Interests in Evonik Headwaters LLP.

20.       Headwaters Resources, Inc. holds 100% of the outstanding Equity Interests in Headwaters Resources Limited.

21.       Eldorado Stone LLC holds 1% of the outstanding Equity Interests in Piedras Headwaters.

22.       Chihuahua Stone, LLC holds 99% of the outstanding Equity Interests in Piedras Headwaters.

23.       Tapco International Corporation holds 100% of the outstanding Equity Interests in Tapco Europe Limited.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

Party	Address
Borrower or any Guarantor	c/o Headwaters Incorporated 10701 S. River Front Parkway Suite 300 South Jordan, UT 84095 Attn: Donald Newman, Chief Financial Officer Telecopy: (801) 984-9410 dnewman@headwaters.com

With a copy to

Headwaters Incorporated 10701 S. River Front Parkway Suite 300 South Jordan, UT 84095 Attention: Harlan M. Hatfield, Esq. Telecopy: (801) 984-9430 hhatfield@headwaters.com

Administrative Agent	Deutsche Bank AG New York Branch as Administrative Agent 60 Wall Street New York, NY 10005 Attn: Chris Park Telecopy: agency.transactions@db.com